As filed with the Securities and Exchange Commission on October 14, 1994
                                                  Registration No. 33-

                           Washington, D. C. 20549
                      SECURITIES AND EXCHANGE COMMISSION

                                   Form S-8

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                          OUTBOARD MARINE CORPORATION
            (Exact name of registrant as specified in its charter)
            Delaware                                36-1589715
     (State of incorporation)        (I.R.S. Employer Identification Number)

                 100 Sea Horse Drive, Waukegan, Illinois  60085
           (Address of principal executive offices, including zip code)

           Outboard Marine Corporation Employees Stock Ownership and
                           Tax Deferred Savings Plan
                            (Full title of the Plan)

                              D. JEFFREY BADDELEY
                                General Counsel
                          Outboard Marine Corporation
                              100 Sea Horse Drive
                           Waukegan, Illinois  60085
                                (708) 689-5431
                 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------
  Title            Amount       Proposed        Proposed         Amount of
   of               to be       maximum         maximum          registr-
securities         regist-      offering        aggregate          ation
  to be             ered        price per       offering            fee
registered         (1)(2)       share (3)       price (3)           (3)
- ----------         -------      ---------     -------------      ---------
Common Stock       355,000      $22.5625      $8,009,687.50      $2,761.74
par value $.15
per share
Preferred
Purchase Rights)

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock.

(2) Together with an indeterminate number of Plan interests as available in accordance with the Plan.

(3) Estimated solely for the purpose of calculating the registration fee pur-suant to Rule 457(h)(1) based upon the average of the high and low sales prices for the Common Stock reported on the New York Stock Exchange as of October 7, 1994.
                                      -1-

                                   PART I

                  INFORMATION REQUIRED IN THE SECTION 10(a)
                                 PROSPECTUS

Note: The documents containing the information required by this section will be given to employees participating in the Outboard Marine Corporation Employees Stock Ownership and Tax Deferred Savings Plan (the "Plan") and are not required to be filed with the Commission as a part of the Registration Statement or as an Exhibit.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.

    The following documents of Outboard Marine Corporation (OMC or the Registrant) filed or to be filed with the Securities Exchange Commission are incorporated herein by reference as of their respective date:

(a) OMC's Annual Report on Form 10-K for the year ended September 30, 1993.

(b) Outboard Marine Corporation Employees Stock Ownership and Tax Deferred Savings Plan Annual Report on Form 11-K filed contemporaneously herewith.

(c) All other reports filed by OMC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since September 30, 1993.

(d) The description of the Registrant's Common Stock, par value $.15 per share, contained in the Registrant's Registration Statement on Form S-3 filed with the Commission on February 24, 1987 pursuant to Section 12 of the Securities Exchange Act of 1934, and all amendments and reports filed by the Registrant for the purpose of updating such description.

(e) The description of the Registrant's Preferred Stock Purchase Rights contained in the Registrant's Registration Statement on Form 8-A as filed with the Commission on June 26, 1986, including any amendments or reports filed by OMC for the purpose of updating the description of such Rights. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment to the Registration Statement relating to the Common Stock offered hereby which indicates that all such Common Stock has been sold or which deregisters all such Common Stock remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     The validity of the shares of Common Stock and Preferred Stock Purchase Rights registered hereby is being passed upon for OMC by D. Jeffrey Baddeley, Vice President and General Counsel of OMC. Mr. Baddeley is the beneficial owner of less than 1% of the outstanding shares of Common Stock.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law, as amended, grants the Registrant broad powers to indemnify any person in connection with legal proceedings brought against him by reason of his present or past status as an officer or director of the Registrant, provided that the person acted in good faith and in a manner such person reasonably believed to be in or not opposed to proceeding, had no reasonable cause to believe his conduct was unlawful. This statute also gives the Registrant broad power to indemnify any such person against expenses in connection with any action by or in the name of the Registrant provided the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant except that no indemnification may be made if such person is adjudged to be liable to the Registrant unless and only to the extent the court in which such action was brought determines upon application that, despite such adjudication, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to such indemnity as the court deems proper. In addition, to the extent that any such person is successful in the defense of any such legal proceeding, the Registrant is required by statute to indemnify such person against expenses, including attorneys' fees, that are actually and reasonably incurred by such person in connection therewith.

     Article VII of OMC's By-Laws provides that the Registrant shall indemnify its officers and directors to the fullest extent permitted by applicable law and that such indemnification shall not be deemed exclusive of any other rights to which any person indemnified may be entitled by law or otherwise.

     The Company maintains directors' and officers' liability insurance and corporate reimbursement policies insuring directors and all officers against loss arising from claims made arising out of the performance of their duties.

     The effect of the foregoing provisions of the General Corporation Law of the State of Delaware and the Registrant's Amended and Restated By-laws would be to permit such indemnification by the Registrant for liabilities arising under the Securities Act of 1933.

Item 7. Exception from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     The following are filed as exhibits to this Registration Statement:

Exhibit
  No.        Description of Exhibit
- -------      -----------------------------------------------------------

 5.1         Opinion of D. Jeffrey Baddeley.

 24.1 Consent of D. Jeffrey Baddeley (included in the opinion as Exhibit 5.1).

 24.2        Consent of Arthur Andersen & Co.

 25.1        Powers of Attorney.

 28.1 Outboard Marine Corporation Employee Stock Ownership and Tax Deferred Savings Plan as Amended

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effect-ive date of the registration statement (or the most recent post-effective amend-ment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any mat-erial change to such information in the registration statement; provided, how-ever, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Incorporation by reference of subsequent documents required by the Securities Exchange Act of 1934 (the "Exchange Act").

     The undersigned Registrant hereby undertakes that, for purposes of deter-mining any liability under the Securities Act of 1933, each filing of the Regis-trant's annual report pursuant to Plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Form S-8 Registration Statement.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, there-for, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             EXHIBIT INDEX

Exhibit Number           Description of Exhibit                   Page
- --------------           ----------------------                   ----

 5.1                     Opinion of D. Jeffrey Baddeley.           10

 24.1                    Consent of D. Jeffrey Baddeley            10
                         (included in the opinion filed
                         on Exhibit 5.1).

 24.2                    Consent of Arthur Andersen & Co.           9

 25.1                    Powers of Attorney (included as            7
                         part of the signature page hereto).

 28.1                    Outboard Marine Corporation Employee      11
                         Stock Ownership and Tax Deferred
                         Savings Plan as Amended

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration state-ment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waukegan, State of Illinois, on October 7, 1994.


                                                OUTBOARD MARINE CORPORATION

                                            By:       JAMES C. CHAPMAN
                                                ___________________________
                                                      James C. Chapman
                                                Chairman of the Board and
                                                Chief Executive Officer


                              POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints
J. C. Chapman, J. R. Maurice, D. J. Baddeley and H. Malovany and each of them, his true and lawful attorneys-in-fact and agents, with full power of sub-stitution and resubstitution for him in his name, place and stead, in any and all capacities to sign any and all pre-effective and\or post-effective amend-ments to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission under the Securities Act of 1933, and hereby ratifies, approves and confirms all that each of such attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this regis-tration statement has been signed by the following persons in the capacities and on the dates indicated.



Date  October 7, 1994  JAMES C. CHAPMAN          Chairman of the
                       ----------------          Board of Directors,
                       James C. Chapman          President and Chief
                                                 Executive Officer

Date  October 7, 1994  JAMES R. MAURICE          Vice President, Controller
                       ----------------          (Principal accounting
                       James R. Maurice          officer)

Date  October 7, 1994  FRANK BORMAN              Director
                       ------------
                       Frank Borman

Date  October 7, 1994  WILLIAM C. FRANCE         Director
                       -----------------
                       William C. France

Date  October 7, 1994  URBAN T. KUECHLE          Director
                       ----------------
                       Urban T. Kuechle

Date  October 7, 1994  RICHARD T. LINDGREN       Director
                       -------------------
                       Richard T. Lindgren

Date  October 7, 1994  J. WILLARD MARRIOTT, JR.  Director
                       ------------------------
                       J. Willard Marriott, Jr.

Date  October 7, 1994  RICHARD J. STEGEMEIER     Director
                       ---------------------
                       Richard J. Stegemeier

Date  October 7, 1994  CHARLES D. STRANG         Director
                       -----------------
                       Charles D. Strang

Date  October 7, 1994  RICHARD F. TEERLINK       Director
                       -------------------
                       Richard F. Teerlink

                   CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated June 3, 1993 included (or incorporated by reference) in Outboard Marine Corporation's Form 10-K for the year ended September 30, 1993 and to all references to our Firm included in this registration.

                                                        ARTHUR ANDERSEN LLP
                                                        -------------------
                                                        Arthur Andersen LLP
                                                        Milwaukee, Wisconsin
                                                        October 7, 1994

Direct Dial: (708) 689-5356
Telecopier:  (708) 689-6246

Outboard Marine Corporation
100 Sea Horse Drive
Waukegan, Illinois  60085

     RE: Outboard Marine Corporation Employees Stock Ownership and Tax Deferred Savings Plan

Gentlemen:

Reference is made to the Form S-8 Registration Statement to be filed by Outboard Marine Corporation, a Delaware corporation (the "Registrant") with the Securities and Exchange Commission (the "Registration Statement"), in connection with the offering of the Registrant's common stock, $.15 par value per share, including Preferred Stock Purchase Rights (collectively "Common Stock" pursuant to the Outboard Marine Corporation Employees Stock Ownership and Tax Deferred Savings Plan (the "Plan") to eligible employees of the Registrant and partici-pating subsidiaries.

I have acted as counsel for Registrant and in such capacity have had general legal supervision over certain corporate proceedings and have acted as its counsel with respect to the establishment and amendment of the Plan and the preparation of the Registration Statement.

It is my opinion that:
     1. Registrant is a corporation existing under the laws of the State of Delaware.

     2. The Common Stock, when issued by the Registrant in accordance with the Registration Statement, will be validly issued, fully paid and non-assessable.

     3. Interests in the Plan acquired by eligible employees are and will continue to be valid and enforceable.

I confirm that:
     1. The Plan and trust are subject to the provisions of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Such provisions include those dealing with reporting and disclosure, participation and vesting, funding, fiduciary responsibility, and administration and enforcement.

     2. The Plan is also subject to the provisions of Title II of ERISA, the requirements for tax qualification.

     3. As of the date hereof, the provisions of the Plan and Trust, the written documents which constitute the Plan, comply with the provisions of Title I of ERISA applicable thereto and we have no reason to believe that the Internal Revenue Service will not issue a favorable determination with respect to the continued qualification of the Plan and Trust as so constituted or as may be so amended.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement referred to above.

Respectfully submitted,

OUTBOARD MARINE CORPORATION

D. JEFFREY BADDELEY
- -------------------
D. Jeffrey Baddeley
Vice President and
General Counsel

OUTBOARD MARINE CORPORATION
EMPLOYEE STOCK OWNERSHIP AND TAX
DEFERRED SAVINGS PLAN

ARTICLE I.

Amendment Restatement

     1.1 Amendment and Restatement. The Outboard Marine Corporation Employees Stock Ownership and Tax Deferred Savings Plan, as amended and restated effective October 1, 1984, and further amended, effective January 1, 1989, is hereby amended and restated, effective October 1, 1988. It is intended that the Plan shall qualify under Sections 401(a) and 401(k) of the Code. It is further intended that part of the Plan shall continue to qualify as a tax credit employee stock ownership plan under Section 409 of the Code and pursuant to which certain assets of the Plan may be invested primarily in employer securities, as defined in Section 409(1) of the Code.

     The provisions of the Plan as herein amended and restated shall apply to persons who are Employees on or after October 1, 1988. Eligibility for benefits and the amount of benefits, if any, payable to an Employee who has had a Termination of Employment prior to October 1, 1988 and who has not been rehired shall be determined in accordance with the provisions of the Plan in effect of the date of the Termination of Employment, except as otherwise specifically provided.


ARTICLE II.

Definitions

     When used herein the following words shall have the following meanings unless the context clearly indicates otherwise.

     2.1 "Accounts" means a Participant's share in the Trust. Each Participant shall have the following separate Accounts which shall be reduced by any distributions therefrom:
Employer Matching Contributions, made to the Plan in accordance with Section 4.1, Minimum Employer Contributions made to the Plan in accordance with Section 12.3(a), an Forfeitures plus income and gains and less expenses and losses attributable thereto. To the extent required by the provisions Section 8.5(d), the Participant's Employer Matching Contribution Account shall be divided into a Pre-Break Employer Matching Contribution Account and a Post-break Employer Matching Contribution Account.

     (b) A "401(k) Account" to which shall be credited the Participant's Employer 401(k) Contributions and Special Employer Contributions made to the Plan in accordance with Sections 4.2 and 4.1, plus income and gains and less expenses and losses attributable thereto.

     (c) A "Rollover Contribution Account" to which shall be credited a Partic-ipant's Rollover Contributions made to the Plan in accordance with Section 4.6, plus income and gains and less expenses and losses attributable thereto.

     (d) An "ESOP Contribution Account" to which shall be credited ESOP Contributions with respect to Compensation paid or accrued prior to January 1, 1987, plus income and gains and less expenses and losses attributable thereto.

     (e) An "Investment Account" to which shall be credited amounts determined pursuant to Section 7.12, plus income and gains and less expenses and losses attributable thereto.

     2.2 "Accrued Benefit" means a Participant's interest in the Trust composed of such Participant's Accounts. The value of an Accrued Benefit at any time during any Plan Year shall be its value as adjusted on the coinciding or immediately preceding Valuation Date.

     2.3 "Active Participant" means a Participant who is an Eligible Employee on any, day of the Plan Year, subject to the provisions of Sections 3.3 and 3.4.

     2.4 "Authorized Leave of Absence" means any absence authorized by an Employer under the Employer's standard personnel practices. Absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence provided that the Employee returns to employment with the Employer with re-employment rights provided by law.

     2.5 "Beneficiary" means any person designated by a Participant in accordance with Section 8.3 to receive any death benefits which shall be payable under the Plan.

     2.6 "Beneficiary Designation Form" means the form provided or permitted 8.3(c), may (a) designate his Beneficiary, (b) select the form of the

Beneficiary's benefit and (c) elect to permit his Beneficiary to change the form of tie Beneficiary's benefit.

   2.7 "Board of Directors" means the board of directors of the Company.

   2.8 "Code" means the Internal Revenue Code of 1986, as amended from time to time and any subsequent Internal Revenue Code. References to any section of the Code shall be deemed to include similar sections of the Code as renumbered or amended.

   2.9 "Commonly Controlled Entity" means a corporation, trade, or business if it and an Employer are members of a controlled group of corporations as defined in Section 414(b) of the Code or under common control as defined in Section 414(c) of the Code or members of an affiliated service group as defined in
Section 414(m) of the Code or members of a group the members of which are required to be aggregated pursuant to regulations under Section 414(o) of the Code; provided however, for purposes of Section 6.4, the standard of control for determining a Commonly Controlled Entity under Sections 414(b) and 414(c) of the Code (and thus also Related Plans) shall be deemed to be more than 50% rather than at least 80%".

   2.10 "Company" means Outboard Marine Corporation or any successor corporation by merger, consolidation, purchase, or otherwise.

   2.11 "Company Stock" means the common stock of the Company which is an Employer Security as defined in Section 409(1) of the Code, except as other wise provided herein, and which is not subject to a put, call, or other option or buy-sell or similar agreement other than as specified by the Plan while held by or when distributed from the Plan.

   2.12 "Compensation" means the amounts described below.

   (a) Except as provided in (b) and (c), Compensation means with respect to the Employees of each Employer the total cash compensation actually paid during the Plan Year to a Participant, while a Participant in the Plan, by such Employer, including regular salary, wages, commissions, bonuses, if any, and overtime and increased by any amounts by which the Participant's Compensation is reduced by salary reduction or similar arrangement under the Plan, any Related Plan or any Employer and excluding any other benefits paid under the Plan or under any other qualified plan described in Section 401(a) of the Code, and excluding other deferred compensation, stock options, and any other distributions which receive special tax benefit.

     (b) For purposes of determining the limitations under Section 6.4 and for purposes of Article XII (except for determining a Key Employee under Section 12.2(d)), Compensation means the total compensation paid to an individual by an Employer and Commonly Controlled Entities during the Plan Year, not increased by any amount by which the individual's Compensation is reduced by salary reduction or similar arrangement under the Plan, any Related Plan or and, cafeteria plan (as described in Section 125 of the Code) maintained by an Employer or Commonly Controlled Entity, and excluding any other benefits paid under the Plan or under any other qualified plan described in Section 401(a) of the Code, and excluding other deferred compensation, stock options, and any other distributions which receive special tax benefit.

    (c) For purposes of determining Highly Compensated Employees under Section 2.24, Key Employees under Section 12.2(d), the average contribution percentage under Section 5.4(c), and the actual deferral percentage under Section 5.3(c), Compensation means the total compensation paid to an individual by an Employer and Commonly Controlled Entities during the Plan Year, increased by any amounts by which the individual's compensation is reduced by salary reduction or similar arrangement under the Plan, any Related Plan or any cafeteria plan (as described in Section 125 of the Code) maintained by an Employer or Commonly Controlled Entity, and excluding any benefits paid under the Plan or under any other qualified plan described in Section 401(a) of the Code, and excluding other deferred compensation, stock options, and any other distributions which receive special tax benefit.

Effective with respect to Plan Years beginning on or after January 1, 1989, the amount of an Employee's Compensation taken into account under the Plan shall not exceed $200,000 (adjusted from time to time by the Secretary of the Treasury at the same time and in the same manner as under Section 415(d) of the Code) except for purposes of Section 6.4 and except for purposes of determining Highly Compensated Employees under Section 2.24.


     2.13 "Disability" or "Disabled" means a total incapacity resulting from personal injury or sickness, whether or not resulting from a Participant's employment, which, in the opinion of a physician who is acceptable to the Management Committee, will presumably cause a Participant to be permanently absent from employment with the Company or any subsidiary, and which causes the

   2.14 "Effective Date" means October 1, 1988.

   2.15 Eligible Employee" means any Employee employed by an Employer, ex-cluding any Employee who is a member of a collective bargaining agent with which the Employer has or has had a bargaining agreement (unless such agreement requires that members of such bargaining unit participate in the Plan).

   2.16 "Employee" means any individual who is employed by an Employer or a Commonly Controlled Entity, including a person on an Authorized Leave of Absence. Such term does not include a consultant or an independent contractor.

   2.17 "Employer" means the Company and any Commonly Controlled Entity which, pursuant to Section 13.1 of the Plan, elects to adopt the Plan.

   2.18 "Employer Contributions" means the following payments made from time to time by an Employer to the Trustee:

     (a) "Employer Matching Contributions" made pursuant to Section 4.1;

     (b) "Employer 401(k) Contributions" made pursuant to Section 4.2(a);

     (c) "Special Employer Contributions" made pursuant to Section 4.3(a); and

     (d) "Minimum Employer Contributions" made pursuant to Section 12.3(a).

  2.19 "Entry Date" means October 1, January 1, April 1, and July 1 and such additional dates as the Management Committee may from time to time provide.

  2.20 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

  2.21 "Forfeiture" means the portion of a Participant's Accrued Benefit which is forfeited as provided in Sections 8.5 and 13.5.

  2.22 "401(k) Election" means the properly completed and executed 401(k) Election Form which has been filed by the Participant with the Management Committee as provided in Section 4.4.

  Committee to Participants for the purpose of making 401(k) Elections pursuant to Section 4.4.

  2.24 "Highly Compensated Employee" means any Participant who at any time during he Plan Year or the preceding Plan Year, who at the time he has a Termination of Employment, or who at any time after he attains age fifty-five
(55):

     (a) is an Employee and more than five percent (5%) owner (or is considered as owning more than five percent (5%) within the meaning of Section 318 of the Code) ("5% Owner") of the Company or a Commonly Controlled Entity;

     (b) receives compensation in excess of $75,000 (adjusted as determined in accordance with regulations prescribed by the Secretary of the Treasury or his delegate pursuant to provisions of Section 415(d) of the Code);

     (c) (i) receives Compensation in excess of $50,000 (adjusted as determined in accordance with regulations prescribed by the Secretary of the Treasury or his delegate pursuant to provisions of Section 415(d) of the Code) and (ii) subject to subparagraph (e) hereof, is in the group consisting of the top twenty percent (20%) of the total number of persons employed by the Company and Commonly Controlled Entities when ranked on the basis of Compensation paid during such year.

     (d) (i) is an Officer of the Company or a Commonly Controlled Entity, provided that, subject to subparagraph (e) hereof, no more than a total of fifty (50) persons (or, if lesser, the greater of three (3) persons or ten percent (10%) of persons employed by the Company and Commonly Controlled Entities shall be treated as Highly Compensated Employees under the paragraph
(d) for any Plan Year, and (ii) receives Compensation in excess of fifty percent (50%) of the amount in effect under Section 415(b)(1)(A) of the Code (adjusted as determined in accordance with regulations prescribed by the Secretary of the Treasury or his delegate pursuant to the provisions of Section 415(d) of the Code), provided that, if, for any Plan Year, no officer of the Company and all Commonly Controlled Entities receives Compensation in excess of the applicable amount under this paragraph (d), then the highest paid officer of the Company and Commonly Controlled Entities shall be treated as a Highly Compensated Employee for such Plan Year.

     (e) For purposes of determining the total number of persons employed (b) the Company and Commonly Controlled Entities under Section 2.24(c) or (d), the

     (i) employees who have not completed thirty (30) days of employment with an Employer or Commonly Controlled Entity,

  (ii) employees who work less than seventeen and one-half (17-1/2) hours per week,

  (iii) employees who normally work during not more than six (6) months during any year,
  (iv) except to the extent provided in regulations to be prescribed by the Secretary of Treasury, employees who are members of a collective bargaining unit represented by a collective bargaining agent with which the Company or a Commonly Controlled Entity has or has had a bargaining agreement, and

  (v) employees who are nonresident aliens and who receive no earned income (within the meaning of Section 911(d)(2) of the Code) from the Company and Commonly Controlled Entities which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code).


  (f) In the case of the Plan Year for which the relevant determination is being made, any Participant not described in paragraph (b), (c), or (d) for the preceding Plan Year (without regard to this sentence) shall not be treated as described in paragraph (b), (c), or (d) unless such Participant is member of the group consisting of the one hundred (100) employees of the Company and Commonly Controlled Entities aid the greatest Compensation during the Plan Year for which such determination is being made.

  (g) For purposes of this Section, the Compensation, (i) of any Highly Compensated Employee in the group consisting of the ten (10) most highly compensated employees of the Company and Commonly Controlled Entities paid the greatest Compensation (without regard to this sentence) or (ii) of any 5% Owner of the Company or a Commonly Controlled Entity, shall include any Compensation paid to a spouse, lineal ascendants or descendants, or any spouse of such lineal ascendants or descendants of such Highly Compensated Employee or 5% Owner and such spouse, lineal ascendants or descendants, or any spouse of such lineal ascendants or descendants shall not be treated as an employee for purposes; of this Section.

  2.25 "Hour of Service" means each hour for which an Employee is paid, or entitled to payment, by an Employer or a Commonly Controlled Entity:

  (b) on account of a period of time during which no duties were performed; provided that, no more than 501 Hours of Service shall be credited for any single continuous period during which an Employee performs no duty, and provided that Hours of Service shall not be credited for payments made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation or disability insurance laws, or for reimbursement of medical expenses; and

  (c) for which back pay, irrespective of mitigation of damages, is awarded or agreed to by the Employer or Commonly Controlled Entity; provided that, no more than 501 Hours of Service shall be credited for any single continuous period of time during which the Employee did not or would not have performed duties and, provided that, the same Hours of Service have not already been credited under
(a) or (b) above.

     For Employees who are paid on other than an hourly basis, Hours of Service shall be credited for each payroll period of the Employee for which the Employee receives or is entitled to receive compensation according to the following chart:

                    Payroll Period           Hours of Service Credited

                     (1) Daily                            10
                     (2) Weekly                           45
                     (3) Bi-Weekly                        90
                     (4) Semi-Monthly                     95
                     (5) Monthly                         190

     The determination of Hours of Service for reasons other than the performance of duties shall be determined in accordance with the provisions of Labor Department Regulations Section 2530.200b-2(b), and Hours of Service shall be credited to computation periods in accordance with the provisions of Labor Department Regulations Section 2530.200b-2(c).


     To the extent not credited above, for periods of Authorized Leave of Absence, an Employee shall be credited with a number of Hours of Service for each week of such Authorized Leave of Absence equal to the Employee's weekly average number of Hours of Service for the six-week period immediately preceding such Authorized Leave of Absence.
Service, for periods of absence from work on account of Parental Leave, an Employee shall be credited, but not in excess of the number of Hours of Service required to bring the total of Hours of Service for the Plan Year to 501, with

     (1) the Hours of Service which normally would have been credited to such individual but for the Parental Leave or

     (2) 8 Hours of Service per day of such absence if the Plan is unable to determine the Hours of Service which could have been credited to such individual but for the Parental Leave.

     An Employee's Hours of Service for absence on account of Parental Leave shall be credited to the Plan Year in which absence because of a Parental Leave commenced, except that if such Hours of Service are not needed to prevent a Break in Service in the Plan Year in which the absence because of Parental Leave commences and if such Parental Leave continues into a subsequent Plan Year, the Hours of Service shall be credited to the subsequent Plan Year.

     2.26 "Management Committee" means the committee appointed pursuant to
Article IX to administer the Plan.

     2.27 "Normal Retirement Date" means the date on which a Participant attains age 65.

     2.28 "Parental Leave" means a period of time during which an Employee is absent from work: (a) by reason of the pregnancy of the Employee, (b) by reason of the birth of a child of the Employee, (c) by reason of the place-ment of a child with the Employee in connection with the adoption of such child by such Employee, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement. An absence from work shall not be a Parental Leave unless the Employee furnishes the Man-agement Committee such timely information as may reasonably be required to est-ablish that the absence from work was for one of the reasons specified in this Section and the number of days for which there was such an absence. Nothing contained herein shall be construed to establish an Employer policy of treating a Parental Leave as an Authorized Leave of Absence.

     2.29 "Participant" means an Eligible Employee participating in the Plan as

     2.30 "Plan" means the Outboard Marine Corporation Employees Stock Ownership and Tax Deferred Savings Plan, as set forth herein and as from time to time amended.

     2.31 "Plan Administrator" means the person, persons or group appointed to act as Plan Administrator under Section 8.11, and in the absence of such appointment, the Management Committee.

     2.32 "Plan Year" means each twelve-month period beginning on October 1 and ending on September 30.

     2.33 "Related Plan" means any other defined contribution plan or a defined benefit plan (as defined in Section 415(k) of the Code) maintained by an Employer or a Commonly Controlled Entity, respectively called a "Related Defined Contribution Plan" and a "Related Defined Benefit Plan.",

     2.34 "Required Beginning Date" means April 1 of the calendar year following

  (a) for a Participant who reaches age 70-1/2 on or after January 1, 1988, the calendar year in which the Participant reached age 70-1/2, and

  (b) for a Participant who reaches age 70-1/2 prior to January 1, 1988, the later of

    (1) the calendar year in which the Participant reaches age 7 -1/2, or

    (2) if the Participant is not a 5% owner of the Employer (as determined under Code Section 416(i)) at any time during the Plan Year ending with or within the calendar year in which he reaches age 70-1/2 or any of the four
    (4) prior Plan Years, the calendar year in which he terminates employment with the Company and all Commonly Controlled Entities, provided that if any such Participant becomes a 5% owner during any Plan Year after he reaches age 70-1/2, the "Required beginning Date" for such Participant shall be the April of the calendar year following the calendar year in which such Plan Year ends; provided, however, that if a Participant attained age 70-1/2 during 1988 is not a 5% owner, and had not retired by January 1, 1989 the Participant's Required Beginning Date shall be April, 1990.
    Section 402(a)(5), Section 403(a)(4), or Section 408(d)(3) of the Code.

     2.36 "Termination of Employment" means (a) a resignation by an Employee for any reason, (b) a dismissal of an Employee for any reason, (c) death o] retirement, (d) a failure to return to work without reasonable cause, as determined by the Employer, after the conclusion of an Authorized Leave of Absence or (e) any other termination of employment. The transfer of an Employee from employment by an Employer or a Commonly Controlled Entity to employment by another Employer or a Commonly Controlled Entity shall not be regarded as a Termination of Employment.

     2.37 "Trust" means he trust established and maintained for the purposes of the Plan which is administered by the Trustee in accordance with the revisions of the Trust Agreement.

     2.38 "Trust Agreement" means the agreement between the Company and the Trustee as from time to time amended.

     2.39 "Trust Fund" means all property, real or personal, received or held by the Trustee plus all income and gains and minus all losses, expenses, and distributions chargeable thereto.

     2.40 "Trustee" means any corporation, individual or individuals who shall accept the appointment as trustee to execute the duties of the Trustee, as specifically set forth in the Trust Agreement.

    2.41 "Valuation Date" means


  (a) for all purposes under the Plan other than those described in Section 2.41(b), March 31, June 30, September 30 and December 31, and

  (b) with respect to any ESOP Contribution Account or any other amounts invested in Company Stock, the last day of each Plan Year, and such additional dates as the Management Committee shall deem appropriate including different dates for different investment funds.

     2.42 "Year of Vesting Service" means a Plan Year in which the Participant is credited with at least 1,000 Hours of Service.

ARTICLE III.

     3.1 Participation. Each Eligible Employee who was a Participant in the Plan on the day before the Effective Date accordance with the terms hereof. Each Eligible Employee who was an Eligible Employee on the Effective Date shall become a Participant in this Plan on the Effective Date. Each other Eligible Employee shall become a Participant in this Plan on the first Entry Date coinciding with or next following the date he completes thirty (30) days of employment with an Employer or Commonly Controlled Entity.

     Admission to participation in the Plan shall only be made when an Employee is not on an Authorized Leave of Absence or serving with the Armed Forces of the United States.
Each Participant shall continue as such until the later of his Termination of Employment or the distribution of his entire Accrued Benefit.

     3.2 Certification of Participation and Compensation to Management Committee Each Employer shall provide to the Management Committee, within a reason-able time after each Entry Date, the names of all new Participants. Each Employer, within a reasonable time after the last day of each Plan Year, shall provide to the Management Committee each Participant's Compensation during such Plan Year and such other information as the Management Committee may request.

     3.3 Participation Upon Change of Job Status. A person who has completed thirty (30) days of employment with an Employer or Commonly Controlled Entity, but who is not a Participant because he is not an Eligible Employee shall become a Participant immediately upon becoming an Eligible Employee, but not earlier than the date upon which he would have become a Participant had he been an Eligible Employee at all times, provided that such Eligible Employee's 401(k) Election shall not become effective prior to the first day of the payroll period following the Entry Date coinciding with or next following the date he becomes a Participant.

     3.4 Participation Upon Re-employment. An Eligible Employee who (a) has a Termination of Employment, (b) was a Participant immediately before such Termin-ation of Employment, and (c) thereafter becomes an Eligible Employee shall again become a Participant immediately upon becoming an Eligible Employee, provided that such Eligible Employee's 401(k) Election shall not become effective prior to the first day of the payroll period following the Entry Date coinciding with or next following the date he again becomes a Participant.

Contributions

4.1 Employer-Matching Contributions.

     (a) Employer Matching Contributions. For each Plan Year, each Employer shall contribute on behalf of each Active Participant Employed by the Employer an amount, if any, equal to such percentage as the Management Committee may annually determine, of the Employer. 401(k) Contributions made on behalf of the Active Participants employed by such Employer pursuant to Section 4.2(a) for such Plan Year, excluding amounts of Employer 401(k) Contributions in excess of such percentage of a Participant's Compensation as the Management Committee may annually determine.

     (b) Deadline for Contributions. Employer Matching Contributions for each Plan Year shall be delivered to the Trustee as soon as reasonably possible after the end of the Plan Year on or before such date as the Management Committee shall specify, but not later than the due date for the filing of the federal income tax return (including any extensions) of the Employer for the tax year during which the last day of such Plan Year occurs.

4.2 Employer 401(k) Contributions.

     (a) Employer 401(k) Contributions. Each Active Participant shall, commencing as of the first day of, the payroll period coinciding with or next following the Entry Date on which he becomes a Participant, have his Compensation reduced for each Plan Year by the amount (if any) specified in his 401(k) Election made in accordance with this Section 4.2 (a) and
     Section 4.4. Each Employer shall contribute to the Trust, as an Employer 401(k) Contribution on behalf of each Active Participant employed by the Employer, the amount by which such Participant's Compensation has been reduced under such Participant's 401(k) Election. A participant's 401(k) Election, if any, shall be made by written authorization and shall equal a minimum of one percent (1%) up to a maximum of twenty-five percent (25%) of his Compensation (in increments of one percent (1%)) (except that, prior to January 1, 1989, the maximum shall be nineteen percent (19%)) in accordance with such rules as the Management Committee, in its discretion, shall from time to time specify; provided that the Management Committee may in its discretion, further limit to some percentage less than twenty-five percent (25%) the maximum percentage b) which a Highly Compensated Employee no Employer 401(k) Contribution for any calendar year or Plan Year shall exceed an amount which may from time to time be established by the Management Committee or a pro rata portion of said amount for any partial Plan Year or calendar year of contributions. Notwithstanding the foregoing, the Employer 401(k) Contributions of any Active Participant for any calendar year shall not exceed $7,627 (in 1989), adjusted in subsequent years are determined in accordance with regulations or rulings prescribed by the Secretary of Treasury or his delegate pursuant to the provisions of Section 415(d) of the Code and increased in accordance with the provisions of Elections 402(g)(4) and 402(g)(8) of the Code with respect to any Participant who participates in a plan described in
Section 403(b) of the Code or who is a qualified employee in a plan of a qualified organization (as defined in Code Section 402(g)(8)); and provided further that the Management Committee may, in its discretion, limit the monthly amount of Employer 401(k) Contributions for active Participants to a pro rata portion of such annual limit with such rounding and other administratively desirable provisions as it from time to time deems appropriate.

     (b) Deadline for Employer 401(k) Contributions. Each Employer shall contribute the Employer 401(k) Contributions for each Plan Year to the Trustee as soon as reasonably possible after the Participant's Compensation has been reduced for each pay period at such time as the Management Committee shall from time to time determine, but not later than twelve (12) months after the last day of the Plan Year to which such 401()) Contribution relates or, with the approval of the Management Committee, by such later date as may be permitted under applicable law, treasury regulations and rulings of the Internal Revenue Service.

4.3 Special Employer Contributions.

     (a) Special Employer Contributions. For each Plan Year, the Company may, on or before the due date (including extensions) for filing the Company's federal income tax return for the tax year during which the last day of such Plan Year occurs, elect to have the Company and the other Employers make Special Employer Contributions to the Trust in such amount (if any) as the Management Committee may determine.

     (b) Deadline for Special Employer Contributions.
Special Employer Contributions for each Plan Year shall be delivered to the Trustee on or before such date as the

Management Committee shall specify, but not later than the due date for the filing of the federal income tax return (including extensions) of the Employer

     4.4 401(k) Elections. A Participant may make, change or revoke a 401(k) Election by filing with the Management Committee written notice of such election, change or revocation on such form and in such manner as the Management Committee may prescribe, provided that a 401(k) Election or a change or revocation shall apply solely to Compensation payable as of the date of such election, change or revocation. An election or change in a Participants 401(k) Election shall be made not less than thirty (30) days prior to a Valuation Date, and shall be effective on the first day of the payroll period following the Valuation Date, provided that the Management Committee, in its discretion, may permit an election to be made or to become effective at any additional times as it may designate. A revocation of a Participant's 401(k) Election may be made at any time and shall be effective immediately or at such later date as the Participant shall specify. The 401(k) Election by the Participant shall continue in effect, notwithstanding any change in Compensation, until such Participant shall change such 401(k) Election or until he shall cease to be an Active Participant.

     4.5 Prevented Contributions. Notwithstanding the provisions of Sections 4.l, 4.2 and 4.3, no Employer shall make any contribution for any Plan Year in excess of the maximum amount deductible from income by the Employer for the Plan Year under the provisions of the Code.

     4.6 Rollover Contributions.

     (a) Notwithstanding the provisions of Section 3.1, the Management Committee may, at the request of an Eligible Employee, direct the Trustee to accept a Rollover Contribution to the Plan for such Eligible Employee provided the Management Committee reasonably anticipates he will meet the requirements of Section 3.1, to be held in the Rollover Contribution Account for such person, regardless of whether he has fulfilled the requirements for participation under Section 3.1; provided, however, that if any such Rollover Contribution includes property other than money, the Management Committee may in its sole discretion refuse to accept such Rollover Contribution or may condition its acceptance of such Rollover Contribution upon such terms and conditions as the Management Committee in its sole discretion may deem reasonable. Prior to the acceptance of a Rollover Contribution, the Management Committee may requite the submission of evidence so that it

Rollover Contribution. If the Management Committee shall determine subsequent to any Rollover Contribution that such contribution did not in fact constitute a qualified Rollover Contribution, the amount of his Rollover Contribution Account shall be returned to the Eligible Employee or Participant. An Eligible Employee making a Rollover Contribution who is otherwise ineligible to be a Participant shall be a Participant solely for the purpose of making aid withdrawing such contributions until he meets the other requirements for participation in the Plan.

     All Rollover Contributions are fully vested and nonforfeitable.

     (b) Withdrawal of Rollover Contribution. A Participant may, upon written notice to the Management Committee at least thirty (30) days (or such shorter period as the Management Committee shall allow) prior to a Valuation Date, withdraw all or any portion of such Participant's Rollover Contribution Account valued as of such Valuation Date Distribution of such withdrawals shall be made in a lump sum within a reasonable time following the Valuation Date. The Management Committee may, from time to time, establish such uniform and non-discriminatory rules and procedures as it deems appropriate to administer or limit the withdrawal of Rollover Contributions under this subsection.


ARTICLE V.

Restrictions and Limitations on Contributions

     5.1 Order of Application of the Restrictions and Limitations on Contributions. Sections 5.2, 5.3, 5.4, 5.5, and 6.4 shall be applied in sequential order to contributions under the Plan.

     5.2 Restrictions on 401(k) Contributions. Notwithstanding the provisions of Section 4.2, 401(k) Elections for any Participant or group of Participants shall not exceed either the maximum dollar amount permitted under Section 402(g) of the Code as set forth in Sections 5.2(a) or 5.2(b) or the amounts permitted under the non-discrimination rules of Section 401(k) of the Code as set forth in Section 5.3 and in Section 5.5:
     (a) Deferral Limits. Notwithstanding anything in Sections 4.1 or 4.; to the contrary, (1) an Active Participant's Employer 401(k) Contributions under the Plan

Related Plan for any calendar year shall not exceed $7,627 (in 1989, adjusted in subsequent years as determined n accordance with regulations prescribed by the Secretary of Treasury or his delegate); and (2) the Management Committee may, in its discretion, limit the periodic amount of Employer 401(k) Contributions for Active Participants to a pro rata portion of such annual limit with such rounding and other administratively desirable provisions as it from time to time deem appropriate.

     (b) Aggregate Deferral. If for any calendar year, the Participant notifies the Management Committee in writing prior to March 1 (or such later date as the Management Committee permits, but no later than April 15) of the succeeding calendar year that the sum of (1) the Participant's Employer 401(k) Contributions, (2) any elective deferrals ( s defined in Section 402(g) of the Code) under a Relate Plan, and (3) other elective deferrals (as define in Section 402(g) of the Code) exceeds $7,627 (in 1 89, adjusted in subsequent years as determined in accordance with regulations prescribed by the Secretary of Treasurer, or his delegate, and increased in accordance with the provisions of Sections 402(g)(4) and 402(g)(8) of the Cod., as applicable), then the Management Committee shall, not later than the April 15 following the receipt of such notice, distribute to the Participant all or such portion of tie Participant's Employer 401(k) Contributions for such calendar year as requested in writing, but no more than the amount necessary to eliminate the excess. Any income allocable to such excess amount, determined under Section 5.2(c), shall also be distributed.

     (c) Allocation of Income. Income equal to the sum of the amounts determined under (1) and (2) below shall be allocated to and distributed with any amounts distributed to a Participant as follows:

     (1) income for the Participant's Taxable Year. Income for a completed calendar year shall equal the net income for the calendar year allocable to a Participant's Employer 401(k) Account multiplied by a fraction, the numerator of which is the amount of Employer 401(k) Contributions so distributed and the denominator of which is the balance of such Account as of the last day of the calendar year (prior to distribution of any Employer 401(k) Contribution for such calendar year and prior to allocation of income, gains, losses and expenses thereto).
     Distribution. Income for the period between the end of a calendar year and the date of a distribution shall equal the product of the number of months which he elapsed since the end of the preceding calendar year and the date of the distribution multiplied by 10 percent multiplied by the income allocated to such distributed amounts under subsection (1) above.
     For this purpose, a distribution made on or before the 15th day of a month shall be deemed to have been made on the last day of the prior month, and a distribution made after the 15th day of a month shall be deemed to have been made on the first day of the next month.

5.3 401(k) Discrimination Limits.

     (a) Limits Deferral Percentages. For any Plan Year, Section 401(k)(3) Contributions, as defined below, shall in all events be caused to comply with the requirements of Section 401(k)(3) of the Code. The requirements of Section 401(k)(3) of the Code are as follows:

     (1) either the excess of the actual deferral percentage (as defined below) for such Plan Year for Active Participants who are Highly Compensated Employees over that of Active Participants who are non-Highly Compensated Employees is not more than two (2) percentage points, and the actual deferral percentage for such Plan
     Year for Active Participants who are Highly Compensated Employees is not more than the actual deferral percentage for such Plan Year of Active Participants who are non-Highly Compensated Employees multiplied by two
     (2), or (2) the actual deferral percentage for such Plan Year for the Active Participants who are Highly Compensated Employees is not more than the actual deferral percentage for such Plan Year of Active Participants who are non-Highly Compensated Employees multiplied by 1.25.

     (b) Section 401(k)(3) Contributions. Section 401(k)(3) Contributions include 401(k) Contributions and, at the Management Committee's election, all or any portion of the Special Employer Contributions, or the matching contributions (as defined in Section 401(m)(4)(A)) and/or qualified non-elective contributions (as defined in Section 401(m)(4)(C) of the Code) made under any Related Plan to the extent permitted in applicable regulations and to the separate accounting for income, gains, losses, withdrawals, and other credits or charges).

     (c) Actual Deferral Percentage. The actual deferral percentage for a specified group of Participants for a Plan Year shall be the average of the ratios (calculated separately for each active Participant in such group) of the amount of Section 401(k)(3) Contributions actually made on behalf of each such Active Participant for such Plan Year (excluding excess deferrals of non-Highly Compensated Employees to the Plan or any Related
     Plan) divided by the Active Participant's Compensation. Such ratios and the actual deferral percentage for each group shall be calculated to the nearest one-hundredth of one percent.

     (d) Limits on section 401(k)(3) Contributions. The Management Committee may establish, from time to time, such rules, restrictions, and limitations as it may deem appropriate to insure that Section 401(k)(3) Contributions made to the Plan satisfy the requirement of Section 401(k)(3) of the Code as set forth herein. If the Management Committee determines that it is necessary or desirable, the Management Committee may reduce or completely disallow Employer 401(k) Contributions for Highly Compensated Employees, including 401(k) Contributions already made to the Plan for that Plan Year.

     Upon reduction or disallowance by the Management Committee, the amount by which the Employer 401(k) Contributions of Highly Compensated Employees exceed the Management Committee's determination of allowable Employer 401k Contribution for Highly Compensated Employees for the Plan Year shall be reduced under the following leveling method: the unmatched Employer 401(k) Contributions and, if necessary, the matched Employer 401(k) Contributions of the Highly Compensated Employee with the highest actual deferral percentage shall be reduced to the extent necessary to enable the Plan to satisfy the requirement of Section 401(k)(3) of the Code or to reduce such highly Compensated Employee's actual deferral percentage to equal that of the highly Compensated Employee with the next highest actual deferral percentage. This process shall be repeated until the Plan satisfies the requirements of Section 401(k)(3) of the Code. The Management Committee shall, after the close of the Plan Year, and no later than 12 months following the close of the Plan Year in which the reduced 401(k) Contributions were deferred arose, distribute the amount of such contributions, including any income earned on such amounts (determined under Section 5.4(f)), to the Highly Compensated Employees on whose behalf such contributions were made.

     (e) Aggregation Rules. Notwithstanding the foregoing provisions in this
     Section 5.4 to the Section 5.3, if a Related Plan which contains a cash or deferred arrangement and he Plan are treated as one plan for purposes of
     Section 401(a)(4) or

     410(b) of the Code, such plans shall be treated as one arrangement under this Section 5.3, and that if a Highly Compensated Employees is a participant under a cash or deferred arrangement under the Plan and a Related Plan, such plans shall be treated as one arrangement for purposes of determining the actual deferral percentage for such Participant.

     (f) Allocation of Income. Income equal to the sum of the amounts determined under (1) and (2) below shall be allocated to and distributed with any amounts distributed to a Participant as follows:

                         (1) Income for Plan Year. Income for a completed Plan Year shall equal the net income for the Plan Year allocable to each of a Participant's respective Accounts to which his Section 401(k)(3) Contributions for the Plan Year are allocated prior to distribution of any excess contributions, multiplied by a fraction, the numerator of which is the amount of Employer 401(k) Contributions so distributed and the denominator of which is the total of such Account balances as of the last day of the Plan Year (prior to distribution of any excess contribution for such Plan Year and prior to allocation of income, gains, losses and expenses thereto).

     (2) Income for Period Between End of Plan Year and Distribution. Income for the period between the end of a Plan Year and the date of a distribution shall equal the product of the number of months which have elapsed since the end of the preceding Plan Year and the date of the distribution multiplied by 10 percent multiplied by the income allocated to such distributed amounts under subsection (1) above. For this purpose, distribution made on or before the 15th day of a month shall be deemed to have been made on the last date of the prior month, and a distribution made after the 15th day of a month shall be deemed to have been made on the first day of the next month.

5.4 Restrictions on Employer Matching Contributions.

     (a) Limits on Contribution Percentages. For any Plan Year, Section 401(m) Contributions, as defined below, shall in all events be caused to comply with the requirements of Section 401(m) of the Code. The requirements of Section 401
(m) of the Code are as follows:

percentage (as defined below) for the Plan Year for the group of Active Participants who are Highly Compensated Employees over that of all Active Participants who are non-Highly Compensated Employees is not more than two (2) percentage points, and the average contribution percentage for the Plan
Year for the group of Active Participants who are Highly Compensated
Employees is not more than the average contribution percentage for the Plan Year of all Active Participants who are non-Highly Compensated
Employees multiplied by two (2), or

                     (2) the average contribution percentage for the Plan Year for Active Participants who are Highly Compensated Employees is not more than the average contribution percentage for the Plan Year of all Active Participants who are non-highly Compensated Employees multiplied by 1.25.

     (b) Section 401(m) Contributions. "Section 401(m) Employer Matching Contributions" include Employer Matching Contributions and, at the Management Committee election (to the extent they are not treated as Section 401(k)(3) Contributions under Section 5.3), (1) all or any portion of the Special Employer Contributions, or the qualified nonelective contributions (as defined in Section 401(m)(4)(C) of the Code) made under any Related Plan and (2) all or any portion of the Employer 401(k) Contributions or elective deferrals (as defined in Section 402(g) of the Code) made under any Related Plan to the extend permitted in applicable regulations and to the extent the Management Committee separately accounts therefor (including separate accounting for income, gains, losses, withdrawals, and other credits or charges).

    (c) Average Contribution Percentage. The average contribution percentage for a specified group of Participants for a Plan Year shall be the average of the ratios (calculated separately for each Active Participant in such group) of the amount of Section 401(m) Contributions actually paid over to the Plan on behalf of each Active Participant divided by such Active Participant's Compensation. Such ratios and the average contribution percentage for each group shall be calculated to the nearest one-hundredth of one percent.

    (d) Limits on Section 401(m) Contributions. The Management Committee may establish, from time to time, such rules, restrictions and limitations as it may deem appropriate to insure that Section 401(m) Contributions herein. If the Management Committee determines that it is necessary or desirable, the Management Committee may reduce or disallow Employer Matching Contributions or Employer 401(k) Contributions for Highly Compensated Employees, including Employer Matching Contributions or Employer 401(k) Contributions already made for that Plan Year.

     Upon reduction or disallowance by the Management Committee, the amount by which the Employer 401(k) Contributions or Employer Matching Contributions of Highly Compensated Employees exceed the Management Committee's determination of allowable Employer 401(k) Contributions or Employer Matching Contributions for Highly Compensated Employees for the Pan Year shall be reduced under the following leveling method: the Employer Matching Contributions and, if necessary the matched Employer 401(k) Contribution With respect thereto and the un-matched 401(k) Contribution of the Highly Compensated Employee with the highest average contribution percentage shall be reduced to the extent necessary to enable the Plan to satisfy the requirement of Section 401(m) of the Code or to reduce such Highly compensated Employee's average contribution percentage to equal that of the Highly Compensated Employ with the next highest average contr-ibution percentage. This process shall be repeated until the Plan satisfies the requirements of Section 401(m) of the Code. The Management Committee shall, after the close of the Plan Year, and no later than 12 months following the close of the Plan Year in which the reduced Employer 401(k) Contributions were deferred or the reduced Employer Matching Contributions arose, distribute the amount of such contributions, including any income earned on such amounts (determined under Section 5.4(f)), to the Highly Compensated employees on whose behalf such contributions were made.

     (e) Aggregation. Notwithstanding any provision in this Section 5.4 to the contrary, if a Related Plan to which matching contributions and employee contributions are made and the Plan are treated as one plan for purposes of Code Section 401(a):4) or Code Section 410(b), such plans shall be treated as one arrangement under this Section and further provided that if a Highly Compensated Employee is a participant under any Related Plan to which matching contributions and employee contributions are made, such plan and the Plan shall be treated as one arrangement for purposes of determining the average contribution percentage of such Highly Compensated Employee.

under (1) and (2) below shall be allocated to and distributed with any amounts distributed to a Participant as follows:

                                 (1) Income for Plan Year. Income for a
                                 completed Plan Year shall equal the net income for the Plan Year allowable to each of a Participant's respective Accounts to which his
                                 Section 401(m) Contributions for the Plan Year are allocated prior to distribution of any excess contributions, multiplied by a fraction, the numerator of which is the amount of Employer 401(k) Contributions and Employer Matching Contributions so distributed and the denominator of which is the total of such Account balances as of the last day of the Plan Year (prior to distribution of any excess contribution for such Plan Year and prior to allocation of income, gains, losses and expenses thereto).

                                 (2) Income for Period Between End of Plan Year and Distribution. Income for the period between the end of a Plan Bar and the date of a distribution shall equal the product of the number of months which have elapsed since the end of the preceding Plan Year and the date of the distribution multiplied by 10 percent multiplied by the income allocated to such distributed amounts under subsection (1) above. For this purpose, a distribution made on or before the 15th day of a month shall be deemed to have been made on the last day of the prior month, and a distribution made after the 15th day of a month shall be deemed to have been made n the first day of the next month.

     5.5 Multiple Use of Section 5.3 and Section 5.4.
Notwithstanding Section J.3 and Section 5.4, the sum of the actual deferral percentages and the average contribution percentages, for a Plan Year, of the Highly Compensated Employees who are Active Participants shall not exceed the sum of (a) plus (b) where:
                         (a) is one hundred and twenty-five percent (125%) of the greater of (1) tie actual deferral percentages for such Plan Year of the non-Highly Compensated Employees who are Active Participants, or (2) the average contribution percentage for such Plan Year of such

                         (b) is two (2) plus the lesser of the amount determined under Section 5.5(a)(1) or the amount determined under
                         Section 5.5(a)(2), but in no event shall this amount

                     amount determined under Section 5.5(a)(1) or the amount determined under Section 5.5(a)(2).

The Management Committee may establish, from time to time, such rules, restrictions and limitations as it may deem appropriate to insure that the above limitations are met.
If the Management Committee de ermines that the reduction or disallowance of 401(k) contributions or Employer Matching Contributions is necessary or desirable with respect to Highly Compensated Employees, he Management Committee may reduce or disallow Employer 401(k] Contributions or Employer Matching Contributions for such Highly Compensated Employees, including Employer 401(k) Contributions or Employer Matching Contributions already made for that Plan Year as provided in Section 5.3(d) and (f) or Section 5.4(d) and (f).


                                             ARTICLE VI.

                                    Allocations of Contributions

     6.1 The Allocation of Employer Matching Contributions. As of the last day of the Plan Year, Employer Matching Contributions shall be allocated to the Employer Matching Contribution Account of each Active Participant on whose behalf they were made.
     6.2 Special Employer Contributions. As of the last day of the Plan Year, all Special Employer Contributions of each Employer for the Plan Year shall be allocated to the 401(k) Account of each Active Participant of such Employer who is not a Highly Compensated Employee in an amount equal to the Special Employer Contributions made by such Employer multiplied by a fraction, (a) for purposes of Section 5.3(a), the numerator of which is such Active Participant's Employer 401(k) Contributions for the Plan Year, and the denominator of which is the total of all Employer 401(k) Contributions for the Plan Year made for Active Participants of such Employer who are not Highly Compensated Employees, and (b) for purposes of
     Section 5.4(a), the numerator of which is such Active Participant's 401(m) Contribution (as defined in Section 5.4(b)) for the Plan Year, and the denominator of which is the total of all 401(m) Contributions for the Plan Year made for Active Participants of such Employer who are n t Highly Compensated Employees.

     6.3 Employer 401(k) Contributions. As of each Valuation Date, Employer 401(k) Contributions made since the immediately preceding Valuation Date shall be allocated to the 401(k) Account of the Active Participant on whose behalf they were made.

6.4 Limitations on Contributions.

     (a) Limitations on Contribution. Any of the provisions herein t) the contrary notwithstanding, a Participant's Annual. Additions (as defined in Section 6.4(b)(1) below) for any Plan Year shall not exceed his Maximum Annual Additions (as defined in Section 6.4(b)(2) below) for the Plan Year. If a Participant's Annual Additions exceed hi; Maximum Annual Additions, the Participant's Annual. Additions for the Plan Year shall be reduced according to Section 6.4(c) by the amount necessary to eliminate such excess (the "Annual Excess").

     (b)  Definitions.

                         (1) "Annual Additions" of a Participant for a Plan Year means the sum of the following:

                                 (A)  Employer Matching Contributions for the
                                 Plan Year allocated to his Employer Matching on Account,

                                 (B)  Minimum Employer Contributions and
                                 Forfeitures for the Plan Year allocated to his Employer Matching Contribution Account,

                                 (C) Employer 401(k) Contributions for the Plan Year allocated to his 401(k) Account,

                                 (D)  Special Employer Contributions for the
                                 Plan Year allocated to his 401(k) Account,

                                 (E) all employer contributions, non-deductible employee contributions and forfeitures allocated to such Participant's accounts under any Related Defined Contribution Plan for the Plan Year of the Related Defined Contribution Plan ending with or within the Plan Year, and

                                 (F) solely for purposes of the limit described in Section 6.4(b)(2)(B), contributions allocated to any individual medical account established for the Participant, which is part of a Related Defined Benefit Plan, as provided in Code Section 415(1) and any amount attributable to post-retirement medical benefits allocated to an account, established under Code Section 419A(d)(1) for the Participant; provided however that the limitation in Section 6.4(b)(2)(A) shall not apply to any amounts treated as an Annual Addition under this Section 6.4(b)(1)(E).

Rollover Contributions to the Plan shall not be included as a part of the Participant's Annual Additions. Employer Contributions distributed pursuant to Sections 5.2(b), 5.3(d) and 5.4(d) in any Plan Year shall be included as a part of a Participant's Annual Additions.


                                 (2) "Maximum Annual Additions" of a Participant for a Plan Year means the lesser of (A) and (B) below:

                                 (A) 25% of the Participant's Compensation or

                                 (B) the greater of (i) $30,000 or (ii) one-fourth (1/4) of the amount in effect under
                                 Section 415(b)(1)(A) of the Code ($98,064 in
                                 1989, adjusted in subsequent years as
                                 determined in accordance with regulations prescribed by the Secretary of Treasury or his delegate pursuant to the provisions of Section 415(d) of the Code).

                         (c) "Elimination of Annual Excess" If a Participant has an Annual Excess for a Plan Year, such excess shall not be allocated to the Participant's Accounts but shall be eliminated as follows:

                                 (1) The Participant's Employer 401(k)
                                 Contributions which are not matched by the Employer pursuant to Section 4.1 and his Special Employer Contributions allocated to his 401(k) Account shall be reduced by first reducing his Special Employer Contributions and thereafter his unmatched Employer 401(k) Contributions to the extent necessary to eliminate the remaining Annual Excess.

                                 (2) If any Annual Excess remains, the
                                 Participant's Employer 401(k) Contributions which are matched by the Employer pursuant to
                                 Section 4.1 and his Employer Matching
                                 Contributions shall be reduced in proportionate amounts to the extent necessary to eliminate the remaining Annual Excess.

                                 (3) If any Annual Excess remains, the
                                 Participant's Forfeitures shall be reduced to the extent necessary to eliminate the remaining excess.

                         Any Employer 401(k) Contributions, Employer Matching
                    Contributions, and Special Employer Contributions reduced or eliminated under this Section 6.4 shall be distributed to the Participant. Any allocations of Forfeitures reduced or eliminated under this Section 6.4 shall, subject to the limits of this Section 6.4, be reallocated to the Accounts of the other Participants as of the last day of that Plan Year in the same manner as such Forfeitures were initially allocated. Any Forfeitures which cannot, under the limits of this Section 6.4, be reallocated to the Accounts of other Participants in the Plan Year shall be held, subject to the limits of this Section 6.4, in a suspense account and allocated in the subsequent Plan Year prior to making any Employer Contributions in any subsequent Plan Year. On Plan termination any amounts held in a suspense account which, under the limits of this Section 6.4, cannot be reallocated to Participants in the Plan Year of the termination shall be returned to the Employers in such proportions as shall be determined by the Management Committee.

                         (d) If a Participant participates or has participated in any Related Defined Benefit Plan, the sum of the Defined Benefit Plan Fraction (as defined in Section 415(e)(2) of the Code) and the Defined Contribution Plan Fraction (as defined in Section 15(e)(3) of the
                         Code) for such Participant shall not exceed 1.0 (called the "Combined Fraction"). If the Combined Fraction of such Participant exceeds 1.0, the Participant's Defined Benefit Plan Fraction shall be reduced (a) first, by limiting the Participant's annual benefits payable from the Related Defined Benefit Plan in which he participates to the extent provided therein and (b) second, by reducing the Participant's Annual Additions to the extent necessary to reduce the Combined Fraction of such Participant to 1.0.

                         (e) For purposes of this Section 6.4, the standard of control for determining a Commonly Controlled Entity under Sections 414(b) and 414(c) of the Code (and thus also Related Plans) shall be deemed to be "more than 50%" rather than "at least 80%"

     6.5 "Forfeitures" As of the last day of the Plan Year, Forfeitures shall be allocated to the Employer Matching Contribution Account of each Active Participant in an amount equal to the product of the amount of such Forfeitures, multiplied by a fraction, the numerator of which is the Active Participant's Compensation and the denominator of which is the Compensation of all Active Participants.


                                            ARTICLE VII.

                                       Trustee and Trust Fund

7.1 "Trust Agreement" The Company and the Trustee have entered into a Trust Agreement which provides for the investment of the assets of the Plan and administration of the Trust Fund. The Trust agreement, as from time to time amended, shall continue in force and shall be deemed to form a part of the Plan, and any and all rights or benefits which may accrue to any person under the Plan shall be subject to all the terms and provisions of the Trust Agreement.

7.2 "Selection of Trustee". The Board of Directors shall adopt the Trust Agreement and thereby appoint the Trustee. Thereafter, the resignation or removal of a Trustee, the appointment of a Trustee, and the approval of a Trustee's accounts shall be accomplished in the manner provided in the Trust Agreement.

7.3 "Trustee's Duties" The powers, duties and responsibilities of the Trustee shall be as stated in the Trust Agreement, and nothing contained in this Plan either expressly or by implication shall be deemed to impose any additional powers, duties or responsibilities upon the Trustee. All
Employer Contributions and Rollover Contributions shall be paid into the Trust, and all benefits payable under the Plan shall be paid from the Trust. An Employer shall have no rights or claims of any nature in or to the assets of the Trust Fund except the right to require the Trustee to hold, use, apply and pay such assets held by the Trustee, in accordance with the directions of the Management Committee, for the exclusive benefit of the Participants and their Beneficiaries, except as otherwise provided in Sections
6.4 and 7.14.

7.4 "Trust Expenses" All clerical, legal and other expenses of the Plan and the Trust and Trustee's fees, if any, shall be paid by the Trust except to the extent paid by an Employer.

7.5 "Trust Entity" The Trust under this Plan from its inception shall be a separate entity aside and apart from Employers or their assets. The Trust, and the corpus and income thereof, shall in no event and in no manner whatsoever be subject to the rights or claims of any creditor of any Employer.

7.6 "Separate Accounts" The Management Committee, or the Trustee on the Management Committee's behalf, shall create and maintain separate Accounts for each Participant as described in Section 2.1 hereof. Every adjustment to a Participant's Accounts shall be considered as having been made on the relevant Valuation Date regardless of the date of actual entry or receipt by the Trustee of Employer Contributions or Rollover Contributions for a Plan Year.

7.7  "Investment Funds"

(a) Each Participant (or Beneficiary) shall have the right to elect, at such times, on such forms and in accordance with such rules and procedures as the Management Committee may establish, to have his Accounts invested in the following Investment Funds:

                    (1) Pooled Investment Fun Such Investment Funds providing for the pooled or commingled investment of Participants' Accounts as the Management Committee shall from time to time establish, subject to such conditions and limitations as it shall impose.

                    (2) Separate Investment Funds Such Investment Funds (including but not limited to mutual funds or annuity contracts) providing for investment in accordance with the direction of individual Participants for whose account such Investment Funds are maintained as the Management Committee shall from time to time establish, subject to such conditions and limitations as it shall impose.

                    (3) Company Stock Fund Effective at such time as determined by the Management Committee, such Investment Fund providing for investments (excluding amounts held in the Rollover Contribution Account) in Company Stock in accordance with the direction of individual Participants, provided that the Trustee may, in its discretion temporarily hold a portion of the Fund in cash or short-term liquid investments, pending investment or reinvestment or pending distribution of benefits.

                    (b) Participant Elections

                    (1) A Participant's (or Beneficiary's) investment election or change of election shall be made not less than 30 days prior to any September 30 (or such lesser period as may be permitted by the Management Committee) and shall be effective on such September 30 or as soon thereafter as reasonably possible, provided that the Management Committee, in its discretion, may permit elections to be made or to become effective at any additional times as it may designate. A Participant's (or Beneficiary's) investment election shall remain effective until such time as the Participant (or Beneficiary) files a new investment election and it becomes effective. The investment election of a deceased Participant shall remain effective until such time as his Beneficiary files a new investment election and it becomes effective. If a Participant (or Beneficiary) fails to make an invest-ment election, his Accounts shall be invested in the Investment Fund designated from time to time by the Management Committee.

                     (2) Notwithstanding the provisions of the Plan to the contrary, except for the provisions of Section 7.12 and 8.7, each Participant's ESOP Contribution Account shall be invested in the Company Stock Fund, and such Account shall remain invested in the Company Stock Fund and shall not be subject to Participant investment elections unless the Participant is otherwise entitled to a distribution of such Account pursuant to Section 8.8.

                            (c) Limitations on Participant Elections to
                               Investment in Company Stock.

                         Notwithstanding any provisions herein to the contrary, a Participant's investment in Company Stock is limited to twenty-five percent (25%) of the Participant's 401(k) Account and to twenty-five percent (25%) of the Participant's Employer Matching Contribution Account, with each such Account valued as of the Valuation Date with respect to Company Stock preceding the date of the Participant's investment election to so invest; provided, however, because of investment results up to 100% of a Participant's 401(k) Account and Employer Matching Contribution Account balances may, respectively, be invested in Company Stock.

                         (d) Limitations on Investment Elections of Officers or Directors. The Management Committee may, in such manner as it deems appropriate, restrict the investment of any Participant who is a officer or director
                         (for purposes of Section 16 of the Securities Exchange Act of 1934) of the Company in Company Stock under the Plan if the Management Committee in its sole discretion determines that such investment is a non-exempt pur-chase or sale for purposes of Section 16 of the Secur-ities Exchange Act of 1934 or may render any exemption pursuant to such Section 16 unavailable to any such officer or director who would be entitled to such an exemption but for such investment.

     7.8 Trust Income. As of each applicable Valuation Date the fair market value of the Trust shall be determined, recorded and communicated in writing to the Management Committee by the Trustee. The Trustee shall also determine the fair market value of each Investment Fund. The Trustee's determination of fair market value shall be final and conclusive on all files a new investment election and it becomes effective. If a Participant (or Beneficiary) fails to make an investment election, his Accounts shall be invested in the Investment Fund designated from time to time by the Management Committee.

    (2) Notwithstanding the provisions of the Plan to the contrary, except for the provisions of Section 7.12 and 8.7, each Participant's ESOP Contribution Account shall be invested in the Company Stock Fund, and such Account shall remain invested in the Company Stock Fund and shall not be subject to Participant investment elections unless the Participant is otherwise entitled to a distribution of such Account pursuant to Section 8.8.

    (c) Limitations on Participant Elections to Investment in Company Stock,

    Notwithstanding any provisions herein to the contrary, a Participant's investment in Company Stock is limited to twenty-five percent (25%) of the Participant's 401(k) Account and to twenty-five percent (25%) of the Participant's Employer Matching contribution Account, with each such Account valued as of the Valuation Date with respect to Company stock preceding the date of the Participant's investment election to so invest; provided, however, because of investment results up to 100% of a Participant's 401(k) Account and Employer Matching Contribution Account balances may, respectively, be invested in Company Stock.

    (d) Limitations on Investment Elections of Officers or Directors. The management Committee may, in such manner as it deems appropriate, restrict the investment of any Participant who is ;n officer or director (for purposes of Section 16 of the Securities Exchange Act of 1934) of the Company in Company stock under the Plan if the Management Committee in its sole discretion determines that such investment is a non-exempt purchase or sale for purposes of Section 16 of the Securities Exchange Act of 1934 or may render any exemption pursuant to such Section 16 unavailable to any such officer or director who would be entitled to such an exemption but for such investment.

    7.8 Trust Income. As of each applicable Valuation Date the fair market value of the Trust shall be determined, recorded and communicated in writing to the Management Committee by the Trustee. The Trustee shall also determine the fair market value of each Investment Fund. The Trustee's determination of fair market value shall be final and conclusive on all persons. As of each Valuation Date the Management Committee shall determine the net income, gains or losses of the Trust Fund and of each Investment Fund since the preceding Valuation Date. The net income, gains or losses thus derived from the Trust shall be accumulated and shall from time to time be invested as a part of the Trust Fund. The net income, gains or losses of each Separate Investment Fund shall be credited (or charged) to such Separate Investment Fund. The Management Committee shall proportionately allocate the net income, gains or losses of each Pooled Investment Fund and of the Company Stock Fund among the sum of (a) all Participants' Accounts invested in such Pooled Investment Fund and the Company Stock Fund, plus (b) the suspense account maintained under
Section 6.4(c) if invested in such Pooled Investment Fund, which sum shall be valued as of tie preceding Valuation Date (reduced by any distributions therefrom since the preceding Valuation Date) by crediting (or charging) each such account by an amount equal to the net income, gains or losses of each respective Pooled Investment Fund or Company Stock Fund multiplied by a fraction, the numerator of which s the balance of such Account invested in such Pooled Investment Fund or Company Stock Fund as of the preceding Valuation Date (reduced by any distributions therefrom since the preceding Valuation Date) and the denominator of which is the total value of all Accounts invested in such Pooled Investment Fund or Company Stock Fund as of the preceding Valuation Date (reduced by any distributions therefrom since the preceding Valuation Date); provided however that for the purpose of allocating such income as of the first Valuation Date, the numerator and denominator of the preceding fraction shall be determined by using Account balances as of the first Valuation Date after all contributions are credited thereto and before income is allocated as provided in this Section.

    For purposes of the preceding sentence an amount equal to one-half (1/2) of Employer 401(k) Contributions made between the preceding Valuation Date and the current Valuation Date and which has not been distributed since the preceding Valuation Date shall be treated as if it were in the 401(k) Account on the preceding Valuation Date.

    7.9 Acquisition and Holding of Company Stock. The Trustee is authorized to invest 100% of the assets of the Trust Fund in Company Stock, as directed by Participants and provided that all ESOP Contribution Accounts shall be invested in Company Stock subject to the provisions of this Article VII and Section 8.8.

    7.10 Purchase or Sale of Company Stock. The Trustee, on behalf of the Plan, may acquire Company Stock from, or sell Company Stock to, a Party in Interest as defined in Section

3(14) of ERISA or a Disqualified Person as defined in Section 4975(e)(2) of the Code, if (a) such sale or acquisition is for adequate consideration and (b) no commission is charged with respect to such sale or acquisition.

    7.11 Voting of Company Stock. At such time and in such manner as the Manage Committee shall from time to time provide, each Participant shall be given the opportunity to advise the Management Committee as to the manner in which the Participant wishes of Company Stock in which the Participant's Accounts is invested to be voted. The Management Committee shall aggregate all directions by Participants, including those with respect to fractional shares, to the extent that such fractional shares can be aggregated to whole numbers of such shares, and shall direct the Trustee to vote shares of such Company Stock in accordance with the Participants' directions, and to the extent that Participants shall fail to give such directions, in such manner as the Management Committee shall deem appropriate.

    7.12 Diversification of Investments.

    (a) Election by Qualified Participant. A Qualified Participant (as defined below) shall be permitted to direct the transfer of an amount equal to twenty-five percent (25%) of the value of such Qualified Participant's ESOP Contribution Account balance attributable to Company Stock acquired by, or contributed to, the Plan after December 31, 1986, if any, reduced by (1) Company Stock acquired by the Plan after December 31, 1986 (i) with contributions made to the Plan on or before December 31, 1986, or (ii) with earnings or dividends paid in cash to the Plan on or before December 31, 1986 or (2) the number of such shares already transferred pursuant to this Section
7.12 to such Participant's Investment Account during each Annual Election Period (as defined below) before the Participant's last Annual Election Period. Within a Qualified Participant's last annual Election Period, the Participant may direct the Plan to transfer to his Investment Account an amount equal to fifty percent (50%) of the value of the Participant's ESOP account balance attributable to Company Stock acquired by the Plan after December 31, 1986 reduced as described above and by the number of such shares already transferred pursuant to this Section 7.12. Within 90 days after the Annual Election Period during which the Participant makes such an election the applicable amount shall be transferred to the Participant's Investment
Account subject to the provisions of Section 7.12(c) below.

     (b) Determination of Amount Subject to Diversification Requirements.

The portion of the balance of a Participant's ESOP Contribution Account attributable to Company Stock which was acquired by the Plan after December 31, 1986, shall be determined by multiplying the number of shares of Company Stock held in the Participant's ESOP Contribution Account increased by the number of such shares already transferred pursuant to this Section 7.12 by a fraction, the numerator of which is the number of shares of Company Stock acquired by the Plan after December 31, 1986, and allocated to all Participants' ESOP Contribution Account and the denominator of which is the total number of shares held in all participants' ESOP Contribution Account on the date the individual becomes a Qualified Participant.

    (c) Investment Elections or Distribution of Amounts Transferred to the Participant's Investment Account. Notwithstanding anything contained herein to the contrary, a Qualified Participant shall have the right to elect, on such forms and in accordance with rules and procedures as the Management Committee may establish, to have the amounts in his Investment Account invested in at least three (3) Investment Funds which may be established by the Management Committee pursuant to Section 9.5(1) ("Investment Options") provided, however, f the Management Committee does not establish Investment Options pursuant to this Section 7.12, the amount the Participant elects to transfer to his Invest-ment Account Pursuant to Section 7.12(a) shall, at the Participant's election, be distributed to the Participant within 10 days after the Annual Election Period during which the Participant elected to transfer such amount. If the Committee establishes Investment Options, such Investment Options shall meet the requirements of Section 401(a)(28) if the Code and shall be consistent with regulations prescribed by the Secretary of the Treasury 401(a)(28) of the Code.

The Participant's election as to the percentage of the Investment Account to be invested in each investment shall be made in increments of ten percent (10%) up to one hundred percent (100%). The Participant's investment election shall remain effective until such time as the Participant files a new investment election and it becomes effective or until the Participant ceases to be a participant.

    (d) "Qualified Participant" means a Participant who has attained age 55 and completed at least 10 years of participation in the Plan.

    (e) "Annual Election Period" means the 90 day period after the last day of each Plan Year in the Participant's Qualified Election period.

    (f) "Qualified Election Period" means the six Plan Year period beginning with the Plan Year in which the Participant first becomes a Qualified Participant.

    7.13 Correction of Error. In the event of an error in the adjustment of a Participant's Account, the Employer may in its sole discretion elect to contribute such amount as it shall determine to correct the error, or the Management Committee, in its sole discretion, may correct such error by either crediting or charging the adjustment required to make such correction to or against income or a an expense of the Trust for the Plan Year in which the correction is made. Except as provided in this Section, the accounts of other Participants shall not be readjusted on account of such error.

    7.14 Right of the Employers to Trust Assets. The Employers shall have no right or claims of any nature in or to the Trust Fund except the right to require the Trustee to hold, use, apply, and pay such assets in its possession in accordance with the Plan for the exclusive benefit of the Participants or their Beneficiaries and for fraying the reasonable expenses of administering the Plan and Trust; provided, that:

    (a) if an Employer Contribution is conditioned upon initial qualification of the Plan under Sections 401(a) or 401(k) of the Code and if the Plan does not initially so qualify, Employer 4101(k) Contributions conditioned on such qualification shall be distributed to the appropriate Participant and other Employer Contributions shall be returned to the appropriate Employer within one year of the denial of qualification of the Plan;

    (b) if, and to the extent that, a deduction for Employer Contributions under Section 404 of the Code is disallowed, Employees 401(k) Contributions conditioned on deductibility shall be distributed to the appropriate Participant and other Employer Contributions conditioned upon deductibility shall be returned to the appropriate Employer within one year after the disallowance of the deduction; and

    (c) if, and to the extent that, an Employer Contribution is made through mistake of fact, Employer 401(k) Contribution shall be distributed to the appropriate Participant and other Employer Contributions shall be returned to the appropriate Employer within one year of the payment of the contribution.

    All Employer Contributions are conditioned on the Plan's being initially qualified under Section 401(a) of the Code, all Employer 401(k) Contributions are conditioned on the Plan's being initially qualified under Section 401(k) of the Code and all Employer Contributions are conditioned upon their being deductible under Section 404 of the Code.

                          ARTICLE VIII.

                              Benefits

    8.1 Payment of Benefits in General. A Participant's benefits under this Plan shall be payable in accordance with the provisions of this Article on or after the Valuation Date coincident with or next following the Participant's or Beneficiary's election or other right to commence to receive such benefits:

    (a) If a Participant has a Termination of Employment for any reason other than death, the vested portion of the Participant's Accrued Benefit shall be payable in accordance with and subject to the limitations of Section 8.2.

    (b) If a Participant dies, the vested portion of his Accrued Benefit shall be payable to his surviving spouse if he is married, or to his other Beneficiary or Beneficiaries if he is not married or to the extent he designates a Beneficiary other than his surviving spouse with his spouse's consent, is a lump sum, in accordance with and subject to the limitations of Section 8.3.

    (c) If a Participant suffers a financial emergency or hardship, he may elect to receive a distribution of a portion of his Vested Accrued Benefit in accordance with and subject to the limitations of Section 8.4(a).

    (d) If a Participant attains age 59-1/2, he may elect to receive a distribution of his vested Accrued Benefit in a lump sum in accordance with and subject to the limitations of Section 8.4(b).

    (e) If a Participant makes Rollover Contributions in accordance with Section 4.6(a), he may elect to receive a distribution of all or a portion of his Roll-over Contribution Account in accordance with and subject to the limitations of
Section 4.6(b).

    (f) If a Participant is otherwise entitled to a distribution due to retire-ment on or after Normal Retirement Date, Disability, death or other Termination of Employment, the Management Committee shall require the immediate distribution of small vested Accrued Benefits in accordance with and subject to the limitations of Section 8.11, notwithstanding the provisions of Sections 8.2, 8.3, and 8.10.

    8.2 Payment of Vested Accrued Benefit on Termination of Employment.

    (a) Method and Form of Payment. If a Participant has a Termination of Employment for any reason other than the Participant's death the Participant may, upon written notice to the Management Committee at least thirty (30) days prior to a Valuation Date, elect a distribution of his vested Accrued Benefit valued as of such Valuation Date in one (1) lump sum, or, if the Participant has a Termination of Employment after attaining age 59-1/2, in installment payments, except that any amounts which are distributable in Company Stock shall be distributed only in the form of a lump sum. Distributions under this Section shall be made or shall commence as soon as reasonably possible after such Valuation Date.

    (b) If a Participant elects installment payments (and is otherwise eligible for installment payments), such installments shall be paid at least annually, over a period certain, not in excess of the life expectancy of the Participant or the joint and last survivor life expectancy of the Participant and his beneficiary (determined in accordance with the applicable treasury regulations), nor shall such period be longer than the period permitted under the minimum distribution incidental benefit requirement of Treasury Regulation section 1.401(a)(9)-2.

    (c) The life expectancy of a Participant and of his spouse and the joint and last survivor life expectancy of the Participant and his spouse may be redetermined if permitted by the Management Committee in accordance with such uniform and non-discriminatory rules as the Management Committee shall establish, but may not be redetermined more frequently than annually.

    (d) If the Participant fails to elect a method of payment by his 65th Birthday, his vested Accrued Benefit shall be paid as soon as practicable after his 65th birthday in one lump sum.

    (e) A Participant who has elected installment payments may elect to change the method and timing of payments, however, payments shall be made not less rapidly than otherwise permitted in this Section.

    (f) Benefit payments shall be made or shall commence not later than the Required Beginning Date, regardless of whether the Participant has elected to defer such payments under this Section.

    8.3 Payment of Vesting Accrued Benefit on Death.

    (a) Payment to Spouse or Other Beneficiary. On the death of a Participant before his vested Accrued Benefit has been paid from the Plan, the Trustee shall pay the Participant's vested Accrued Benefit to the Participant's surviving spouse (who shall be deemed to be the Participant's designated Beneficiary) if the Participant is married, subject to the following sentence. If the Participant is not married, or to the extent the Participant named a beneficiary other than his surviving spouse to receive sole or all of his vested Accrued Benefit under the Plan (and in accordance with Section 8.10 his surviving spouse consented to the naming of the other Beneficiary), the Trustee shall pay the Participant's vested Accrued Benefit to his Beneficiary.

    (b) Method Form of Payment. Payments on the death of the Participant shall be made in one lump sum as soon as reasonably possible after the Valuation
Date coinciding with or next following the death of the Participant and shall be valued as of such Valuation Date. The surviving spouse, or other Beneficiary or Beneficiaries, may elect (if they are not prohibited by an election of the Participant from so electing) to defer or otherwise change the timing of the receipt of the vested Accrued Benefit.

    (c) Beneficiary Designation. The Participant may designate a Beneficiary or Beneficiaries to receive the undistributed portion of the Participant's vested Accrued Beneficiary, if any, on he Participant's death. Such Beneficiary or Beneficiaries shall be designated by the Participant on a Beneficiary Designation Form provided or permitted by the Management Committee, and may be changed from time to time by filing a new Beneficiary Designation Form with the Management Committee. No designation of Beneficiary or change of Beneficiary shall be effective until filed with the Management Committee. If a Participant
(i) fails to file a valid Beneficiary Designation Form, or (ii) if all persons designated on the Beneficiary Designation Form predecease the Participant (or, in the case of a Beneficiary other than an individual, ceases to exist prior to the Participant's death) or, (iii) if any Beneficiary other than the surviving spouse survives the Participant but dies (or ceases to exist)

other provisions of his vested Accrued his Required Beginning Benefit shall be distributed the calendar year of the Participant's is his spouse, his distributed no later prior to the receipt of the total amount to which such Beneficiary was entitled, and if there are no remaining contingent Beneficiaries, then the Trustee shall distribute the portion of such participant's vested Accrued Benefit which is subject to the Beneficiary Designation Form in one lump sum to the following who shall be deemed to have been designated as Beneficiaries by the Participant in the following order of precedence

      (i) his surviving spouse;
      (ii) his estate.

    (d) Period of Distribution. Notwithstanding any his Plan, if a Participant dies before benefit has been distributed and before Date, the Participant's Accrued distributed no later than December 31 of the contains the fifth (5th) anniversary death; except that if his Beneficiary vested Accrued Benefit may be than the calendar year in which the Participant would have attained the age of 70-1/2 years.

    (e) If the surviving spouse of a Participant is the Beneficiary, and the surviving spouse dies before distributions have begun to the surviving spouse, the rules of this Section 8.3 shall apply as though such surviving spouse were the Participant.

    8.4 "Participant Hardship Withdrawal".

    (a) Participant Hardship Withdrawals. A Participant may, on such form and, in such manner as the Management Committee shall prescribe, request a distribution on account of an immediate and heavy financial need of the employee (described in Section 8.4(a)(1)) provided such distribution does not exceed the lesser of (a) the aggregate amount of his Employer 401(k) Contributions plus income allocable the and credited to his account as of December 31, 1988 (but not in excess of the value of his 401(k) Contribution account), or (b) the amount necessary (described in Section 8.4(a)(2)) to satisfy such immediate and heavy financial need.

    (1) Immediate and Heavy Financial Need. A distribution will be deemed to be made on account if an immediate and heavy financial need of the Participant if the distribution is on account of:

    (A) medical expenses described in Section 213(d) of the Code incurred by the Participant, the Participant's spouse or any dependent of the Participant (as defined in Section 152 of the Code);

    (B) purchase (excluding mortgage payments) of a principal residence for the Participant;

    (C) payment of tuition for the next semester or quarter of post-secondary education for the Participant or the Participant's spouse, children, or dependents; or

    (D) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

    (2) Distribution Deemed Necessary to Satisfy Immediate and Heavy Financial Need. A distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant if all of the following requirements are satisfied:

    (A) the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant;

    (B) the Participant has obtained all distributions other than hardship distributions, and all non-taxable loans currently available under the Plan and all Related Plans;

    (C) the Participant's elective deferrals (as defined in Section 402(g) of the Code) and employee contributions under the Plan or any Related Plan or other plan of the Employer shall be suspended for twelve months after receipt of the hardship distribution; and

    (D) Employer 401(k) Contributions made on behalf of such Participant under the Plan and elective deferrals to any Related Plan for the Participant's taxable year immediately following the taxable year of the hardship distribution shall not exceed the applicable limit under Code Section 402(g) for such next taxable year reduced by the amount of such Participant's 401(k) Contributions for the taxable year of the hardship distribution.

    (b) Withdrawals at over Age 59-1/2. Any Participant who has attained age 59-1/2 may, upon written notice to the Management Committee at least thirty
(30) days prior to a Valuation Date, elect to have a distribution of all or a portion of the vested portion of his Employer Matching Contribution Account and his 401(k) Account valued as of such Valuation Date. Such distribution shall be made in a lump sum as soon as reasonably possible after such Valuation Date.

    (c) Continued Participation. A Participant who receives a distribution pursuant to Section 8.4(a) or (b) shall continue to participate in the Plan in accordance with the provisions thereof.

    8.5 Vested Interest.

    (a) Notwithstanding Section 8.5(b), a Participant shall be one-hundred percent (100%) vested in his Accrued Benefit if before or on the date he has a Termination of Employment he attains his Normal Retirement Date, incurs a Disability, or dies.

    (b) The vestee portion of the Participant's Accrued Benefit or vested Accrued Benefit equals the sum of:

(1) his 401(k), Account;
(2) his Rollover Contribution Account;
(3) his ESOP Contribution Account; and
(4) with respect to his Employer Matching
     Contribution Account, a percentage determined in accordance with the following schedule:

Years of Vesting                                                   Vested
   Service                                                        Interest

Less than 1 year                                                      0%
1 year but less than 2 years                                         20%
2 years but less than 3 years                                        40%
3 years but less than 4 years                                        60%
4 years but less than 5 years                                        80%
5 years or more                                                     100%

    (c) (1) If a Participant has a Termination of Employment, then, except as otherwise provided in Section 8.5(b), that portion of the Participant's

    Account which is not vested as of his Termination of Employment shall become a Forfeiture as of the end of the earlier of the Plan Year in which the vested portion of the participant's Accrued Benefit is fully distributed or he Plan Year in which the Participant has five consecutive one-year Breaks in Service. The unvested portion of the Accrued Benefit of a Participant who has no vested Accrued Benefit shall become a Forfeiture as of the end of the Plan Year in which the Participant has a Termination of Employment.

    (2) Until the unvested portion of the Accrued Benefit of a Participant who has had a Termination of Employment becomes a Forfeiture, it shall be held in a separate account for the Participant.

(d) Return to Employment.

    (1) If a Participant who has a Termination of Employment resumes service with the Employer or a Commonly Controlled Entity before having five consecutive one-year Breaks in Service, the amount, if any, forfeited under
    Section 8.5(c) shall be reinstated to the Participant's Employer Matching Contribution Account. Thereafter, such Participant's vested interest in his Employer Matching Contribution Account shall be equal to an amount determined by subtracting the amount, if any, of the Employer Matching Contribution Account distributed on or after the Participant's Termination of Employment ("Distributed amount") from the product of (i) the Participant's vested percentage determined under the applicable provision in this Section 8.5, multiplied by (ii) the sum of (A) the Distributed Amount and (B) the value (f the Participant's Employer Matching Contribution Amount Amounts which must be reinstated pursuant to this Section 8.5(d)(1) shall, unless contributed by the Employers, be reinstated from Forfeiture with an Employer resumed, and, then the amount the Trust invested in the Plan Year in which service or Commonly Controlled Entity is the extent such Forfeitures are less to be reinstated, as an expense of Plan Year in which service is resumed.

    (2) If a Participant who had a Termination of Employment resumes service with an Employer or Commonly Controlled Entity after having five consecutive one-year Breaks in Service, the amount, if any, forfeited under Section 8.5(c) shall not be reinstated. If the vested portion of the Employer Matching Contribution Account of a Participant whose unvested portion, it is permanently forfeited pursuant to this Section 8.5(d)(2) was not distributed before his resumption of service and such Employer Matching Contribution Account was not 100% vested upon the Participant's Termination of Employ-ment, then the vested portion of the Participant's Employer Matching Contribution Account which was not distributed shall be held in a Pre-Break Employer Matching Contribution Account which shall be 100% vested; and such Participant's Employer Matching Contributions and Forfeitures attributable to service after rehire shall be held in a Pre-Break Employer Matching Contribution Account which shall be vested in accordance with this Section 8.5.

    (3) A Participant who had a Termination of Employment and resumes service with the Employer or a Commonly Controlled Entity shall be subject to the rules with respect to Forfeitures under the terms of the Plan as in effect upon his Termination of Employment.

    8.6 Deduction of Taxes from . The Trustee may deduct from the amount to be distributed such amount as the Trustee, in his or its sole discretion, deems proper to protect the Trustee and the Trust against liability for the payment of death, succession, inheritance, income, or other taxes, and out of the money so deducted, the Trustee may discharge any such liability and pay the amount remaining to the Participant or his Beneficiary, as the case may be.

    8.7 Deadline for Payment of Benefits. Notwithstanding any other provision herein,

    (a) payment of a Participant's benefits shall be made or shall commence (Unless the Participant elects otherwise) not later than sixty (60) days after the latest of the close of the Plan Year in which (1) the Participant attains age sixty-five (65), (2) occurs the tenth (10th) anniversary of the date on which the Participant commenced participation in the Plan, and (3) the Participant had a Termination of Employment; or

    (b) with respect to the Participant's ESOP Contribution Account, the earlier of (1) the period described in Section 8.7(a) or (2) unless the Participant elects otherwise, the later of one year after the Plan Year (i) in which the Participant has a Termination of Employment by reason of attaining Normal Retirement Date, Disability or death, or (ii) which is the fifth Plan Year following the Plan Year in which the Participant otherwise has a Termination of Employment, except that this subparagraph (ii) shall not apply if the Participant is reemployed by the Employer or Commonly Controlled Entity before distribution is required to begin under this subparagraph (ii);

     provided that, in any event, payment of benefits shall commence or shall be made not later than a Participant's Required Beginning Date.

    8.8 Restrictions on Distributions of and Investments in Company Stock. Notwithstanding the provisions of the Plan to the contrary, and except for
Section 7.12 and 8.7, no distributions shall be made to any Participant of any Company Stock which has been allocated to the Participant's ESOP Contribution Account for less than 84 months following the month as of which such Company Stock was allocated to such Accounts, unless

    (a) the Participant shall have a Termination of Employment or the Plan shall terminate;

    (b) the Participant shall transfer to the employment of an acquiring employer from the employment of an Employer upon the sale by the Employer to the acquiring employer of (i) substantially all of the assets used by the Employer in a trade or business conducted by the Employer or (ii) substantially all of the stock of a subsidiary of the Employer; or

    (c) with respect to the stock of the Employer, the Participant continues employment with a subsidiary after the Employer has imposed of its interest in such subsidiary.

    8.9 Facility of Payment. If a Participant or Beneficiary is declared an incompetent or is a minor, and a conservator, guardian, or other person legally charged with his care has been appointed, any benefits to which such Participant or Beneficiary is entitled shall be payable to such conservator, guardian, or other person legally charged with his care.

    If a Participant or Beneficiary is incompetent, is a minor, or, in the opinion of the Management Committee would fail to derive benefit from distribution of funds, and if a conservator, guardian, or other person charged with his care has not been appointed, the Management Committee, in its sole and exclusive discretion, may (a) require the appointment of a conservator or guardian, (b) distribute the Participant's Accrued Benefit to relatives of the Participant or Beneficiary for the benefit of the Participant or Beneficiary, or (c) distribute such Accrued Benefit directly to or for the benefit of the Participant or Beneficiary.

    The decision of the Management Committee in such matters shall be final, binding, and conclusive upon the Employer and the Trustee and upon each

Employee, Participant, Beneficiary,
and every other person r party interested or concerned. An Employer, the Trustee and the Management Committee shall not be under any duty to see the proper application of such payments made to a Participant, conservator, guardian, or relatives of a Participant.

    8.10 Spousal Consents to a Waiver. A spousal consent to the Participant's naming of a Beneficiary other than his spouse shall:

    (a) be in a writing acknowledging the effect of the consent;

    (b) be witnessed by the Management Committee or a notary public;

    (c) be effective only for the spouse who executes the consent; and

    (d) designate a Beneficiary which may not be further changed without spousal consent unless the spouse in such consent expressly permits subsequent changes in Beneficiary without further consent and acknowledges the spouse's right to limit the consent to a specific beneficiary.

provided that the consent of a Participant's spouse shall not be required if it is established to the satisfaction of the Management Committee that such consent may not be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe; and further provided that the Manage-ment Committee may provide a spousal consent form which provides that such consent once given is irrevocable.

    8.11 Lump Sum Payment Without Election. Notwithstanding the provisions of this Article to the contrary, if the Participant or Beneficiary is entitled to a distribution other than for hardship or attainment of age 59-1/2, and if the value of the Participant's vested Accrued Benefit before the commencement of such distribution does not exceed $3,500, the Management Committee shall direct the immediate distribution of such vested Accrued
Benefit, if any, regardless of any election or consent of the Participant, his spouse, or other Beneficiary.

    8.12 Form of Payment, A Participant's vested Accrued Benefit payable under this Article shall be distributed in cash, except that the Participant may elect to have the portion of his vested Accrued Benefit which is invested in Company Stock distributed in shares of Company Stock.

    8.13 Put Option Age Requirement. If any of the Company Stock distributed to a Participant is not publicly traded when distributed, the Participant shall be entitled to put the Company Stock to the Company for a 60-day period beginning on the date of distribution and, if the put option is not exercised within such 10-day period, for an additional period of at least 60 days in the following Plan Year (as provided in regulations prescribed by the Secretary of the Treasury). A put option shall be exercisable at a price equal to the value of the Company Stock determined as of the preceding Valuation Date. If a Participant exercises a put option with respect to Company Stock distributed as part of a distribution of the Participant's entire vested Accrued Benefit within one taxable year, the amount to be paid for the Company Stock may be deferred only if adequate security and a reasonable rate of interest are provided and if periodic payments are made in substantially equal install-ments (not less frequently than annually) beginning within 30 days after the date the put option is exercised an extending for no more than five years after the put option is exercised. If a Participant exercises a put option with respect to an installment distribution, the amount to be paid shall be paid not later than 30 days after the put option is exercised.

    8.14 Improper Payment of Benefits. The Management Committee shall require reimbursement of any amount of payment subsequently determines not to have been properly payable to a Participant.

    8.15 Participant Loans.

    (a) Upon proper application of a Participant, the Management Committee shall grant a loan to such Participant in such amount as the Management Committee shall determine, not less than $500 and not exceeding, when added to all outstanding amount: loaned to the Participant from the Plan and all Related Plans, the lesser of:

    (1) $50,000, reduced by the excess (if any) of:

     (A) the Participant's highest outstanding balance of loans from the Plan and all Related Plans during the one-year period ending for the day before the date on which such loan is made, over

     (B) the Participant's outstanding balance of loans from the Plan and all Related Plans on the date on which such loan is made; or

    (2) 1/2 of the Participant's vested Accrued Benefit under his Plan determined at the time of the application, but not less than the lesser of $10,000 or 100% of the Participant's vested Accrued Benefit.

    (b) Any loan made under this Section shall, by its terms, be required to be repaid within five (5) years used to acquire a dwelling unit which time is to be used (determined at the end) as a principal residence of the participant, except as provided in the regulations prescribed by the Secretary of the Treasury, for the term of the loan in payments not less frequently than quarterly.

    (c) The Management Committee may grant such loans and may direct the Trustees to lend Trust assets to such Participant, provided that such loans are available to all Participants on a reasonably equivalent basis, are not made available to Highly Compensated Employees in amounts greater than the amounts made available to other Employees, bear a reasonable rite of interest, and are adequately secured. Any loan will be paid from the Participant's Rollover Contribution Account first, then from his Employer Matching Account (to the extent not invested in Company Stock), then from his 401(k) Account (to the extent not invested in Company Stock). Any such loan, subject to the foregoing, shall be under such terms and conditions as the Management Committee may in its sole discretion deem appropriate. Such loan, and any interest with respect thereto shall constitute a first lien upon the interest of such Participant in the Accounts from which the loan is paid and shall, to the extent that the loan may be unpaid at the time the Participant's vested Accrued Benefit shall become payable, be deducted from the amount payable to such Participant or his Beneficiary at the time of distribution of any portion of his vested Accrued Benefit. If the loan is in an amount who in the opinion of the Management Committee, is greater than can be adequately secured by said lien the Management Committee shall require that Participant to otherwise provide adequate security for the loan. In the event that a Participant fails to repay a loan according to it terms and foreclosure occurs, the Plan may foreclose on the portion of the Participant's Accounts which secure the loan, except that foreclosure on any portion of the 401(k) Account shall not occur until the earliest date that a Participant could elect a distribution.

    (d) The note representing the loan will be segregated in a separate fund held by the Trustee as a separate ear-marked investment solely for the account of the Participant. A Participant's payments to the Trust of principal and interest fund shall be invested by the Trustee in accordance with the investment election of the Participant as is in effect as of the date of each such repayment as soon as reasonably practical. The income and principal repay-ments of a Participant's loan shall be allocated to the Participant's Accounts in an amount equal to the product of the amount of income or principal, respectively, attributable to a loan multiplied by a fraction, the numerator of which is the amount of such Account invested in the loan at the time the loan is disbursed and the denominator of which is the total amount of the loan the time it is disbursed. Prepayment of the principal is permitted at any time without penalty.


                               ARTICLE IX.

                              Administration

    9.1 Board of Directors Duties. The Board of Directors shall have overall responsibility for the establishment, amendment, termination, administration and operation of the Plan, which responsibility it shall discharge by the (with or without cause) of the members the, to which is delegated the overall administration and operation of the supervising and terminating the Manager in accordance with the Trust Committee Membership. The Management of one (1) or more members, who shall of Directors. In the absence of such appointment, if the Trustee is one or more individuals, the Trustee shall serve as the Manage-ment Committee and if the Trustee is not one or more individuals, the Company shall serve as the Management Committee. The members of the Management Committee shall remain in office at the will of the Board of Directors, and the Board of Directors may from time to time remove any of said members with or without cause and shall appoint their successors. The Management Committee shall have the general responsibility for the administration of the Plan and for carrying out its provisions.

    9.3 Management Committee Structure. Each member of the Management Committee may (but need not) be an officer, director or Employee of an Employer hereunder, a Participant or Beneficiary. Each person, upon becoming a member of the Manage-ment Committee, shall file an acceptance thereof in writing with the secretary of the Company and the secretary of appointment and removal of the Management Committee responsibility for the Plan, and for appointing Trustee and any Investment Agreement.

    9.2 Management Committee shall consist be appointed by the Board the Manage-ment Committee. Any member of the Management Committee may resign by delivering his written resignation to the secretary of the Company and the secretary of the Management Committee, and such resignation shall become effective upon the date specified therein. In the event of a vacancy in membership, the remaining members shall constitute the Management Committee with full power to act until said vacancy is filled.

    9.4 Management Committee. The action of the Management Committee shall be determined by the vote or other affirmative expression if a majority of its members. Action may be taken by the Management Committee at a meeting or in writing without a meeting. The Board of Directors of the Company shall choose a Chairman who shall be a member of the Management Committee and a secretary who may (but need not) be a member of the Management Committee. The secretary shall keep a record of all meeting and acts of the Management Committee and shall have custody of all records and documents pertaining to its operations. Either the chairman or secretary may execute any certificate or other written direction on behalf of the Management Committee.

    9.5 Management Committees. The Management Committee on behalf of the Participants and all other Beneficiaries of the Plan and the Trust shall enforce the Plan and the Trust Agreement in accordance with the terms of the Plan and the Trust Agreement and shall have all powers necessary to accomplish that purpose, including, but not by way of limitation, the following:

    (a) To appoint and remove, as it deems advisable, a Plan Administrator;

    (b) To issue rules and regulations necessary for the proper conduct and administration of the Plan and to change, alter, or amend such rules and regulations;

    (c) To construe the Plan and Trust Agreement;

    (d) To determine all questions arising in the administration of the Plan, including those relating to the eligibility of persons to become Participants, the rights of Participants and their Beneficiaries, and Employer Contributions, and its decision thereon shall be final and binding upon all persons hereunder;

    (e) To compute and certify to the Trustee the amount and kind of benefits payable to Participants or their Beneficiaries;

    (f) To authorize all disbursements of the Trustee from the Trust Fund in accordance with the provisions of the Plan;

    (g) To employ and suitably compensate such accountants, attorneys (who may but need not be the accountants or attorneys of the Company), and other persons to render advice and clerical employees as it may deem necessary to the performance of its duties;

    (h) To hear, review and determine claims for benefits;

    (i) To exercise any rights, powers or privileges granted to it by the terms of the Trust Agreement;

    (j) To communicate the Plan and its eligibility requirements to the Employees and notify Employees when they become eligible to participate;

    (k) To make available to Participants upon request, for examination during business hours, such records as pertain exclusively to the examining Participant; and

    (l) To establish investment funds from time to time, and to make such investment funds available for Participant investment elections pursuant to Article VII.

    9.6 Allocations and Regulations of Responsibility.

    (a) The Board of Directors, the Management Committee and, if the Trustees one or more individuals, the Trustee, respectively, shall have the authority to delegate, from time to time, by instrument in writing filed in their re-spective minute books, all or any part of their respective responsibilities under the Plan to such person or persons as it may deem advisable (and may authorize such person, upon receiving written consent of the delegating entity, to delegate such responsibilities to such other person or persons as the delegating entity shall authorize) and in the same manner to revoke any such delegation of responsibility. Any action of the delegate in the exercise of such delegated responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the delegating entity. Any Employer, the Board of Directors, the Management Committee and, if the Trustee is one or more individuals, the Trustee shall not be liable or any acts or omissions of any such delegate. The delegate shall periodically report to the delegating authority concerning the discharge of the delegated responsibilities.

    (b) The Board of Directors, the Management Committee and, if the Trustee is one or more individuals, the Trustee shall have the authority to allocate, from time to time, by instrument in writing filed in their respective minute books, all or any part of their respective responsibilities under the Plan to one or more of their respective members as they may deem advisable, and in the same manner to revoke such allocation of responsibilities. Any action of the member to whom responsibilities are allocated in the exercise of such allocated responsibilities shall have the same force and effort for all purposes hereunder as if such action had been taken by the allocating entity.
     An Employer, the Board of Directors, the Management Committee and, if the Trustee is one or more individuals, the Trustee shall not be liable for any acts or omissions of such member. The member to whom responsibilities have been allocated shall periodically report to the allocating authority concerning the discharge of the allocated responsibilities.

    9.7 Management Committee Bonding and Expenses. The members of the Management Committee shall serve without bond (except as otherwise required by federal law). A member of the Management Committee who is receiving full-time pay from an Employer or Commonly Controlled Entity as an Employee shall serve without compensation for services as a member of the Management Committee. Any other number of the Management Committee may receive compensation of services as a member of the Management Committee from the Employer, but may not receive such compensation for services from the Plan. All expenses of the Management Committee shall be paid by the Trust except to the extent paid by an Employer.

    9.8 Information to lie Supplied by Employer. Each Employer shall provide the Management Committee and the Trustee or their delegate with such information as it shall from time to time need in the discharge of its duties. The Management Committee and the Trustee may rely conclusively on the information certified to it by an Employer.

    9.9 Records. The regularly kept records of the Management Committee, any Employer and, if the Trustee is one or more individuals, the Trustee shall be conclusive evidence of the service of a Participant, his Compensation, his age, his marital status, his status as an Employee, and all other matters contained therein applicable to this Plan; provided that a Participant may request a correction in the record of his age at any time prior to retirement, and such correction shall be made if within 90 days after such request he furnishes in support thereof a birth certificate, baptismal certificate, or other documentary proof of age satisfactory to the Management Committee.

    9.10 Fiduciary Capacity. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

    9.11 Plan Administrator. The Management Committee may appoint a Plan Administrator who may (but need not) be a member of the Management Committee; and in absence of such appointment, the Management Committee shall be the Plan Administrator.

    9.12 Management Committee/Plan Administrator Decisions Final. The Manage-ment Committee and the Plan Administrator have discretionary authority to determine matters within their jurisdiction and the decisions of the Manage-ment Committee and of the Plan Administrator shall be final, binding and conclusive upon the Employers and the Trustee and upon each Employee, Participant, former Participant, Beneficiary and every other person or party interested or concerned.

    9.13 Company, Management Committee and Trustee as Agent. The Company, the Management Committee and, if the Trustee is one or more individuals the Trustee, shall act as agent for each Employer in the administration of the Plan.

    9.14 Fiduciary Responsibility. If a Plan fiduciary acts in accordance with ERISA, Title I, Subtitle B, Part 4,

    (a) in determining that the Participant's spouse has consented to the Participant's naming of a Beneficiary other than his spouse or that the consent of the Participant's spouse may not be obtained because there is no spouse, the spouse cannot be located or other circumstances prescribed by the Secretary of the Treasury by regulations, the to the extent of payments made pursuant to such consent or determination, the Plan and its fiduciaries shall have no further liability; or

    (b) in treating a domestic relations order as being (or not being) a Qualified Domestic Relations Order (defined in Section 13.7), or, during any period in which the issue of whether a domestic relations order is a Qualified Domestic relations Order is being determined (by the Committee, by a court of competent jurisdiction, or otherwise), in separately accounting for the amounts ("Segregated Amounts") which would have been payable to the alternate payee during such period if the order had been determined to be a qualified Domestic Relations Order, in paying the Segregation Amounts (including any interest thereon) to the person entitled thereto if within the 18-month period beginning with the date on which the first payment would be received to be made under the domestic relations order (the "18-Month Period") the domestic relations order (or a modification thereof) is determined to be a Qualified Domestic Relations Order, in paying the Segregated Amounts including any interest thereon) to the person entitled the rate if there had been no order if within the 18-Month Period the domestic relations order is determined not to be qualified or if the issue is not resolved within the 18-Month Period and in prospectively applying a domestic relations order which is determined to be qualified after he close of the 18-Month Period, then the obligation of the Plan and its fiduciaries to the Participant and each alternate payee shall be discharged to the extent of any payment made pursuant to such acts.


                             ARTICLE X.

                           Claims Procedure

    10.1 Initial Claim for Benefits. Each Participant or Beneficiary ("Claimant" may submit his application for benefits ("Claim") to the Management Committee (or to such other person as may be designated by the Management Committee) in writing in such form as is provided or approved by the Management Committee., Claimant shall have no right to seek review of a denial of benefits, or to bring any action in any court to enforce a Claim prior to his filing a Claim and exhausting his rights to review under Sections
10.1 and 10.2.

    When a Claim has been filed properly, such Claim shall be evaluated and the Claimant shall be notified of the approval or the denial of the Claim within ninety (90) days after the less special circumstances require an processing the Claim. If such an accessing is required, written notice of furnished to the Claimant prior to the al ninety (90) day period, which notice 1 circumstances requiring an extension final decision will be reached (which than one hundred and eighty (180) days the Claim was filed). A Claimant shall be given a written notice in which the Claimant shall be advised as to whether the Claim is granted or denied, in whole or in part. If a Claim is denied, in whole or in part, the notice shall contain (1 the specific reasons for the denial, (2) references to pertinent Plan provisions upon which the denial is based, (3) a prescription of any additional material or information necessary to perfect the Claim and an explanation of why such material or information is necessary, and (4) the Claimant's rights to seek review of the denial.

    10.2 Review of Claim Denial. If a Claim is denied, in whole or in part, the Claimant shall have the right to (i) request that the Management Committee (or such other person as shall be designated in writing by the Management Committee) review the denial, (ii) review pertinent documents, and (iii) submit issues and comments in writing, provided that the Claimant files a written request for review with the Management Committee within sixty (60) days after the date on which the Claimant received written notification of the denial. Within sixty (60) days after a request for review is received, the review shall be made and the Claimant shall be advised in writing of the decision on review, unless special circumstances require an extension of time for processing the review, in which case the Claimant shall be given a written notification within such initial sixty (60) day period specifying the reasons for the extension and when such review shall be completed (provided that such review shall be completed within one hundred and twenty 120) days after the date on which the request for review was filed). The decision on review shall be forwarded to the Claimant in writing and shall include specific reasons for the decision and references to Plan provisions upon which the decision is based. A decision on review shall be final and binding on all persons for all purposes.

    If a Claimant shall fail to file a request for review in accordance with the procedures herein outlined, such Claimant shall have no rights to review and shall have no right to bring action in any court and the denial of the Claim shall become final and binding on all persons for all purposes.


                                  ARTICLE XI.

                      Amendment and Termination of the Plan

    11.1 Discontinuance of Contributions. It is the expectation of the Company that it sill continue the Plan and the payment of contributions hereunder indefinitely, but the continuation of the Plan and the payment of Employer Contributions hereunder is not assumed as a contractual obligation of the Company or any other Employer; and the right is reserved by the Company or any other Employer at any time to reduce, suspend or discontinue its contributions hereunder, provided, however, that the Employer Contributions accrued or determined for any Plan Year shall not be retroactively reduced, suspended or discontinued.

    11.2 Amendments.

    (a) The Company, by resolution of the Board of Directors, may amend, modify, change, revise or discontinue the Plan or the Trust Agreement, at any time; provided,

    that, except as provided in Section 7.14, no amendment shall (i) increase the duties or liabilities of the Trustee, the Management Committee or the Plan Administrator without written consent of the entity affected; (ii) have the effect of vesting in any Employer any interest in any funds, securities or other property subject to the terms of Trust Agreement;
    (iii) authorize or permit at any time any part of the corpus or income of the trust fund to be used or diverted to purposes other than benefit of Participants and their Beneficiaries; or (iv) have any retroactive effect as to deprive any Participant or Beneficiary of any benefit provided that no amendment made in decisions of the Code, or any other statute's trusts, or any official regulations pursuant thereto, shall be considered pre-judicial to the rights of any Participant or Beneficiary or to have violated the provisions hereof.

    (b) If a person is not an Employee on or after the effective date of any amendment to the Plan, the amendment shall be deemed as leaving no effect on the amount of such person's benefits or other rights under the Plan unless the amendment specifically provides otherwise.

    (c) The Management Committee shall have the same authority with respect to the adoption of amendments to the Plan and the Trust Agreement as the Company in the following circumstances.

      (i) to adopt amendments to the Plan or Trust which the Management Committee determines are necessary or desirable for the Plan to comply with or to obtain benefits or advantages under the provisions of applicable law, regulations or rulings or requirements of the Internal Revenue Service or other government administrative agency or of changes in such law, regulations, rulings or requirements; and

      (ii) to adopt any other procedural or cosmetic amendment that the Management Committee determines to be necessary o desirable that does not materially change benefits to Participants or their Beneficiaries or materially increase the Employers' contributions to the Plan.

    The Management Committee shall provide notice of amendments adopted by the Management Committee to the Employers on a timely basis.

    11.5 Withdrawal from the Plan by an Employer. While it is not the present intention of any Employer to withdraw from the Plan and Trust Agreement, any Employer other than the Company may withdraw from the Plan and Trust Agreement, under such terms and conditions as the Board of Directors may prescribe, by delivery to the Trustee and the Company of a resolution of its board of directors electing to so withdraw.

    11.3 Plan Termination. Although it is the intention of the Company that this Plan is permanent, the Company reserves the right to terminate the Plan and the Trust at any time, by delivering to the Management Committee and to the Trustee a written resolution signs on its behalf by an officer of the Company and stating the fact of such termination.

    11.4 Payment Upon Termination. Upon termination of the Plan or complete discontinuance of Employer Contributions hereunder, each Participant's Accrued Benefit shall become fully vested. Upon a partial termination of the Plan, the Accrued Benefit of each former Participant who lost status as a Participant (or otherwise suffered the partial termination) because of such partial termination shall become fully vested. In the event of and after payment of all expenses and of accounts to reflect such expenses, and reallocation to the date of he extent that the Board of Directors each Participant and each Beneficiary of a deceased Participant shall be entitled to receive his entire Accrued Benefit as soon as reasonably possible. If such may distributed, then continued earnings, losses and expenses of the trust.

                            ARTICLE XII.

                       Top Heavy Provisions

    12.1 Application. The definitions in Section 12.2 shall apply under this
Article XII and the special rules in Section 12.3 shall apply, notwithstanding any other provisions of the Plan, for any Plan Year in which the Plan is a Top Heavy Plan and for such other Plan Years as may be specified herein.

    12.2 Special Top Heavy Definitions. The following special definitions shall apply under this Article XII.

    (a) Aggregate Employer Contributions, means the sum of all Employer Contributions under this Plan allocated for a Participant to the Plan and employer contributions and forfeitures allocated for the Participant to all Related Defined Contribution Plans in the Aggregation Group; provided, however, that for Plan Years beginning before January 1, 1985 and after December 31, 1988, employer contributions attributable to salary reduction or similar arrangement under the Plan and Related Defined Contribution Plans shall not be included in Aggregate Employer Contributions.

    (b) Aggregation Group means the group of plans in a Mandatory Aggregation Group, if any, that includes the Plan, unless inclusion of Related Plans in the Permissive Aggregation Group ii the "Aggregation Group" would prevent the Plan from being a Top Heavy Plan, in which case "Aggregation Group" means the group of plans consisting of the Plan and each other Related Plan in a Permissive Aggregation Group with the Plan.

      (i) Mandatory Aggregation Group means each plan (considering tie Plan and Related Plans) that, during the Plan Year that contains the Determination Date or any of the four preceding Plan Years,

    (A) had a participant who was a Key Employee, or

    (B) was necessary to be considered with a plan in which a Key Employee participated in order to liable the plan in which the Key Employee participated to meet the requirements of Section 4(1(a)(4) or Section 410 of the Code.

    If the Plan is not described in (A) or (B) above, it shall not be part of a Mandatory Aggregation Group.

      (ii) Permissive Aggregation Group means the group of plans consisting of (A) the plans, if any, in a Mandatory Aggregation Group with the Plan, and (B) any other Related Plan, that, when considered as a part of the Aggregation Group, does not cause the Aggregation Group to fail to satisfy the requirements of Section 401(a)(4) and Section 410 of the Code. A Related Plan in (B) of the preceding sentence may include a simplified employee pension plan, as defined in Code Section 408(k), and a collect-ively bargained plan, if when considered as a part of the Aggregation Group such plan does not cause the Aggregation Group to fail to satisfy the requirements of Section 401(a)(4) and Section 410 of the Code considering, if the plan is a multiple employer Plan as described in Code Section 414(f) or a multiple employer plan as described in Code

      Section 413(c), benefits under the plan only to the extent provider to employees of the employer because of service with the employer and, if the plan is a simplified employee pension plan, only the employer's contribution to the plan.

    (c) "Determination Date" means, with respect to a plan year, the last day of the preceding plan year or, in the case of the first plan year, the last day of such plan year. If the Plan aggregated with other plans in the Aggregation Group, the Determination Date for each other plan shall be, with respect to any plan year, the Determination Date for each such other plan which falls in the same calendar year as the Determination Date for the Plan.

    (d) Key Employee means, for the Plan Year containing the Determination Date, any person or the beneficiary of any person who is an employee or former employee of an Employer or a Commonly Controlled Entity as determined under Code Section 416(i) and who, at any time during the Plan Year containing the Determination Date or any of the four (4) preceding Plan Years (the "Measurement Period"), is a person described in paragraph (i), (ii), (iii) or (iv), subject to paragraph (v).

      (i) An officer of the Employer or Commonly Controlled Entity who:

    (A) in any Measurement Period, in the case of a Plan Year beginning after December 31, 1983, is an officer during the Plan Year and has annual Compensation for the Plan Year in an amount greater than fifty percent (50%) of the amount in effect under Section 415(b)(1)(A) of the Code for the calendar year in which such Plan Year ends ($98,064 in 1989, adjusted as determined in accordance with regulations prescribed by the Secretary of the Treasury or his delegate pursuant to the provisions of Section 415(d) of the Code); and

    (B) in any Measurement Period, in the case of any Plan Year beginning on or before December l, 1983, is an officer during the Plan Year regardless of his Compensation (except to the extent that applicable law, regulations and rulings duplicate that the fifty percent (50%) requirement set forth in subparagraph (A) above is applicable).

    No more than a total of fifty (50) persons (or, if lesser, the greater of three (3) persons or ten percent (10%) of all persons or beneficiaries of persons who are employees or former employees) shall be treated as Key Employees under this paragraph (i) for any Measurement Period. In the case of an Employer or Commonly Controlled Entity which is not a corporation:

    (A) in any Measurement Period, in the case of a Plan Year beginning on or before February 8, 1985, no persons shall be treated as Key Employees under this paragraph (i); and

    (B) in any Measurement Period, in the case of a Plan Year beginning after February 28, 1985, the term "officer" as used in this subsection (d) shall include administrative executives as described in Section 1.416-1(T-13) of the Treasury regulations.

      (ii) One (1 of the ten (10) persons who, during a Plan Year in the Measurement Period:

    (A) have annual Compensation from the Employer or a Commonly Controlled Entity for such Plan Year greater than the amount in effect under Section 45 (c)(1)(A) of the Code for the calendar year in which such Plan Year ends (the greater of $30,000 or one-fourth (1/4) of the dollar limitation in effect under Section 415(b)(1)(A) of the Code, adjusted as determined in accordance with regulations prescribed by the Secretary of the Treasury or his delegate pursuant to the provisions of Section 415(d) of the Code); and


    (B) own (or are considered as owning within the meaning of Code Section 318) in such Plan Year, the largest percentage interests in the Employer or a Commonly Controlled Entity, in such Plan Year, provided that no person shall be treated as a Key Employee under this paragraph unless he owns more than one-half percent (1/2%) interest ii the Employer or a Commonly Controlled Entity.

    No more than a total of ten (10) persons or beneficiaries of persons who are employees or former employees shall be treated as Key Employees under this paragraph (ii) for any Measurement Period.

      (iii) i person who, for a Plan Year in the Measurement Period, is a more than five percent (5%) owner (or is considered as owning more than five percent (5%) within the meaning of Code Section 318) of the Employer or a Commonly Controlled Entity.

      (iv) I person who, for a Plan Year in the Measurement Period, is a more than one percent (1%) owner (or is considered as owning more than one percent (1%) than the meaning of Code Section 318) of the Employs , or a Commonly Controlled Entity and has an annual compensation for such Plan Year from the Employer and Commonly Controlled Entities of more than $150,000.

      (v) I the number of persons who meet the requirements t be treated as Key Employees under paragraph (i) r (ii) exceed the limitation on the number of Key Employees to be counted under paragraph (i) or (ii), those persons with the highest annual Compensation ii a Plan Year in the Measurement Period for which the requirements are met and who are within the limitation on the number of Key Employees will be treated as Key Employees.

    If the requirements of paragraph (i) or (ii) are met by a person in more than one (1) Plan Year in the Measurement Period, each person will be counted only once under paragraph (i) or (ii):

    (A) under paragraph (i), the Plan Year in the Measurement Period in which a person who was an office, and had the highest annual Compensation shall be used to determine whether the person will be treated as a Key Employee under the preceding sentence;

    (B) under paragraph (ii), the Plan Year in the Measurement Period in which the ownership percentage interest is the greatest shall be used to determine whether the person will be treated as a Key Employee under the preceding sentence.

    Notwithstanding the above provisions of paragraph (v), a person may be counted in determining the limitation under both paragraphs (i) and (ii). In determining the sum of the Present Value of Accrued Benefits for Key Employees under subsection (h) of this Section, the Present Value of Accrued Benefits for any person shall be counted only once.

     (e) means a person or the beneficiary of a person who, at any time during the Measurement Period, has an account balance in the Plan or an account balance Dr accrued benefit in any Related Plan in the Aggregation Group and who is not a Key Employee.

     (f) "Benefits" means, for any Plan Year, an amount equal to the sum of
     (i), (ii) and (iii) for each person who, in the Plan Year containing the Determination Date, was a Key Employee or a Non-Key Employee.

        (i) Subject to (iv) below, the value of a person's Accrued Benefit under the Plan and each Related Defined Contribution Plan in the Aggregation Group, determined as if the valuation date coincident with or immediately preceding the Determination Date, adjusted for contributions due as of the Determination Date, as follows:

      (A) in the case of a plan not subject to the minimum funding requirements of Section 412 of the Code, by including the amount of any contributions actually made after the valuation date but on or before the Determination Date, and, in the first plan year of a plan, by including contributions made after the Determination Date that are allocated as of a date in that first plan year; and

      (B) in the case of a plan that is subject to the minimum funding require-ments, by including the amount of any contributions that would be alloc-ated as of a date not later than the Determination Date, plus adjustments to those amounts as required under applicable rulings, even though those amounts are not yet required to be contributed or allocated (e.g., because they have been waived) and by including the amount of any contributions actually made (or due to be made) after the valuation date but before the expiration of the extended payment period in Section 41!(c)(10) of the Code.

        (ii) Subject to (iv) below, the sum of the actuarial present values of a person's accrued benefits under each Related Defined Benefit Plan in the Aggregation Group, determined, for any person who is employed by an Employer maintaining the Plan on the Determination Date, expressed as a benefit commencing at Normal Retirement Date for the person's attained age, if later) and further determined using the same method which is used for accrual purposes under all Related Define Benefit Plans in the Aggregation Group, and if he same method is not used for all Related Define Benefit Plans then as if such benefit accrued no more rapidly than at the slowest permitted accrual rate u dewier Code
         Section 411(b)(1)(C) determined bast d on the following actuarial assumptions:

   (A)   Interest rate: 5%; and
   (B)   Mortality: 1984 Unisex Pension Table;
         and determined in accordance with Code Section 416(g), provided, however, that if a Related Defined Benefit Plan in the Aggregation

         Group provides for different or additional actuarial assumptions to be used in determining the present value of accrued benefits thereunder for the purpose of determining the top heavy status thereof, then such different or additional actuarial assumptions shall apply with respect to each Related Defined Benefit Plan in the Aggregation Group.

    The present value of an accrued benefit for any person who is employed by an employer maintaining a plan on the Determination Date is determined as of the most recent valuation date which is within a 12-month period ending on the Determination Date, provided however that:

    (A) or the first plan year of the plan, the present value for an employee is determined as if the employee had a Termination of Employment (1) on the Determination Date or

      (2) on such valuation date but taking into account the estimated accrued benefit as of the Determination Date; and

    (B) or the second and subsequent plan years of tie plan, the accrued benefit taken into account for an employee is not less than the accrued benefit taken into account for the first plan year unless the difference is attributable to using a estimate of the accrued benefit as of the Determination Date for the first plan year and using the actual accrued benefit as of the Determination Date for the second plan year.

    For purposes of this paragraph (ii), the valuation date is the valuation date used by the plan for computing plan costs for minimum funding, regardless of whether a valuation is performed that year.

    If the plan provides for a nonproportional subsidy as described in Treasury Regulations Section 1.416-1(T-27) the present value of accrued benefits shall be determined taking into account the value of nonproportional subsidized early retirement benefits and nonproportional subsidized benefit options.

        (iii) Subject to (iv) below, the aggregate value of amounts distributed from the Plan and each Related Plan in the Aggregation Group during the Plan Year that includes the Determination Date or any of the four preceding Plan Years including amounts distributed under a terminated plan which, if it had not been terminated, would have been in the Aggregation Group.

        (iv) The following rules shall apply in determining the Present Value of Accrued Benefits:

      (A) Amounts attributable to qualified voluntary employee contributions, as defined in Section 219(e) of the Code, shall be excluded.

      (B) In computing the Present Value of Accrued Benefits with respect to rollovers or plan-to-plan transfers, the following rules shall be applied to determine whether amounts which have been distributed during the five
      (5) year period ending on the Determination Date from or accepted into this Plan or any plan in the Aggregation Group shall be included in determining the Present Value of Accrued Benefits:

    (1) Unrelated Transfers accepted into the Plan or any plan in the Aggregation Group after December 31, 1983 shall not be included.

    (2) Unrelated Transfers accepted on or before December 31, 1983 and all Related Transfers accepted at any time into the Plan or any plan in the Aggregation Group shall be included.

    (3) Unrelated Transfers made from the Plan or any plan in the Aggregation

    Group shall be included.
    (4) Related Transfers made from the Plan or any plan in the Aggregation Group shall not be included by the transferor plan (but shall be counted by the accepting plan).

    The Accrued Benefit of any individual who has not performed services or an Employer maintaining the Plan or from a Commonly Controlled Entity maintaining a Related Plan in the Aggregation Group at any time during the five (5) year period ending on the Determination Date shall be excluded in computing the Present Value of Accrued Benefits.

      (g) "Related Transfer" means a rollover or a plan-to-plan transfer which is either not initiated by the Employee or is made between plans each of which is maintained by a Continually Controlled Entity.

      (h) A "Top Heavy Aggregation Group" exists in any Plan Year for which as of the Determination Date, the sum of the Present Value of Accrued Benefits for Key Employees under all plans in the Aggregation Group exceeds sixty percent (60%) of the sum of the Present Value of Accrued Benefits for all employees under all plans in the Aggregation Group; provided that, for purposes of determining the sum of the Present Value of Accrued Benefits for all employees under all plans in the Aggregation Group, here shall be excluded the Present Value of Accrued Benefits of any Non-Key Employee who was a Key Employee for any Plan Year preceding the Plan Year that contains the Determination Date. For purposes of applying the special rules herein with respect to a Super Top Heavy Plan, a Top Heavy Aggregation Group will also constitute a "Super Top Heavy Aggregation Group" if in any Plan Year as of the Determination Date, the sum of the Present Value of Accrued Benefits for Key Employees under all plans in the Aggregation Group precedes ninety percent (90%) of the sum of the Present Value of Accrued Benefits for all employees under all plans in the Aggregation Group.

      (i) Top Heavy Plan means the Plan in any Plan Year in which it is a merger of a Top Heavy Aggregation Group, including a Top Heavy Aggregation Group consisting solely of the Plan. For purposes of applying the rules herein with respect to a Super Top Heavy Plan, a Top Heavy Plan will also constitute a "Super Top Heavy Plan" if the Plan in any Plan Year is a member of a Super Top Heavy Aggregation Group, including a Super Top
      Heavy Aggregation Group consisting solely of the Plan.

      (j) Unrelated Transfer" means a rollover or a plan-to-plan transfer which is both initiated by the
      Employee and (a) made from a plan maintained by a Commonly Controlled Entity to a plan maintained by an employer which is not a Commonly Controlled Entity or (b) made to a plan maintained by a Commonly Controlled Entity from a plan maintained by an employer which is not a Commonly Controlled Entity.

    12.3 Special Top Heavy Provisions. For each Plan Year in which the Plan is a Top Heavy Plan, the following rules shall apply, except that the special provisions of this Section 12.3 shall not apply with respect to any employee included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective-bargaining agreement between employee representative and one or more Employers if there is evidence that retirement: benefits were the subject of good faith bargaining between such employee representative and the Employer or Employers:

(a) Minimum Employer Contribution. In any Plan Year in which the Plan is a Top Heavy Plan, the Employers shall make additional Employer Contributions to the Plan as necessary for each participant who is employed on the last day of the Plan Year and who is a Non-Key Employee to bring aggregate Employer Contributions participant's Employer 401(k)

Contributions g Contributions used for purposes of al contribution percentage under the Plan Year up to at least three Compensation, or if the Plan is not amended in an aggregation group in order to benefit plan in the aggregation group to comments of Section 401(a)(4) or code, such lesser amount as is equal to age of a Key Employee's Compensation allocated to the Key Employee as Aggregate Employer Contributions, unless such Participant is a Participant in a Related Defined Benefit Plan and receives a minimum benefit thereunder in accordance with Section 416(c) of the Code in which case such Participant shall not receive a minimum contribution under this Section 12.3(a).

    For purposes of determining whether a Non-Key Employee is a Participant entitled to have minimum Employer Contributions made on his behalf, a Non-Key Employee will be treated as a Participant even if he is not otherwise a Participant (or accrues no benefit) under the Plan because:

        (i) he his failed to complete the requisite number of hours of service (if any) after becoming a Participant in the Plan, the amount of his A (excluding such Par and Employer Matching determining the acts
        Section 5.4(c) for percent (3%) of his required to be included permit a defined be satisfy the require Section 410 of the largest percent

        (ii) he is excluded from participation in the Plan (or accrues no benefit) merely because his compensation is less than a stated amount, or


        (iii) he is excluded from participation in the Plan (or accrues no benefit) merely because of a failure to make mandatory employee contributions or, if the Plan is a 401(k) plan, because of a failure to make elective 401(k) contributions.

      (b) Vesting. For each Plan Year in which the Plan is a Top Heavy Plan and for each Plan Year thereafter, the Participant's vested Accrued Benefit shall continue to be determined under the following schedule:


Years of Vesting                                      Percentage
     Service                                            Vested

Less than 1 year                                           0%
More than 1 year but less than 2 years                    20%
More than 2 years but less than 3 years                   40%
More than 3 years but less than 4 years                   60%
          More than 4 years but less than 5 years         80%
          5 years or more                                100%

      (c) Limitation. In computing the limitations under Section 6.4 hereof for years in which the Plan is a Top Heavy Plan, the special rules of
      Section 416(h) of the Code shall be applied in accordance with applicable regulations and rulings so that, in determining the denominator of the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction, at each place at which 1.25 would have been used, 1.00 shall be substituted, unless the Plan is not a Super Top Heavy Plan and the special requirements of Section 416(h)(2) of the Code have been satisfied.

      (d) Transition Rule for a Top Heavy Plan. Notwithstanding the provisions of Section 12.3(c), for each Plan Year in which tie Plan is a Top Heavy Plan and in which the Plan does not meet the special requirements of Section 416(h)(2) of the Code in order to use 1.25 in the denominator of the defined Contribution Plan Fraction and the Defined Benefit Plan Fraction, if an Employee was a participant in one or more defined benefit plans and in one or more defined contribution plans maintained by the employer before the Plans became Top Heavy Plans and if such Participant's Combined Fraction exceeds
      1.00 because of accruals and additions that were made before the plans became Top Heavy Plans, a factor equal to the lesser of 1.25 or such lesser amount (but not less than 1.00) as shall be needed to mike the Employee's Combined Fraction equal to 1.00 shall be used in the denominator of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction if there are no further accruals or annual additions under any Top Heavy Plans until the Participant's Combined Fraction is not greater than 1.00 when a factor of 1.00 is used in the denominators of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction. Any provisions therein to the contrary notwithstanding, if the Plan is a Top heavy Plan and the Plan does not meet the special requirements of Section 416(h)(2) of the Code in order to use 1.25 ii the denominator of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction, there shall be no further Annual Additions for a Participant whose Combined Fraction is greater than 1.00 when a factor of 1.00 is used in the denominator of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction, until such time as the Participant's Combined Fraction is not greater than 1.00.

      (e) Transitions Rule for a Super Top Heavy Plan. Notwithstanding the provisions of Sections 12.3(c) and 12.3(d), for each Plan Year in which the Plan is a Super Top Heavy Plan, (1) if an Employee was a participant in one or more defined benefit plans and in one or more defined contribution plans maintained by the employer before the plans became Super Top Heavy Plans, and (2) if such Participant's Combined Fraction exceeds 1.00 because of accruals and additions that were made before the plans became Super Top Heavy Plans and if immediately before the plans became Super Top Heavy Plans the Combined Fraction as then computed did not exceed 1.00, then a factor equal to the lesser of 1.25 or such lesser amount (but not less than 1.00) as shall be combined to make the Employee's Combined Fraction equal to 1.00 shall be used in the denominator of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction if there are no further accruals or annual additions under any Super Top Heavy Plans until the Participant's Combined Fraction is not greater than 1.00 when a factor )f 1.00 is used in the denominators of the Defined Benefit Plan Fraction and the Defined Contribution Plan Faction. Any provisions herein to the contrary notwithstanding, if the Plan is a Super Top Heavy Plan, there shall be no further Annual Additions for a Participant whose Combined Fraction is greater than 1.00 when a factor of 1.00 is used in the denominator of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction until the Participant's Combined Fraction is not greater than 1.00.

      (f) Terminated Plan. If the Plan becomes a Top Heavy Plan after it has formally been terminated, has ceased crediting for benefit accruals and vesting and has been or is distributing all plan assets to participants and their beneficiaries as soon as administratively feasible or if the Plan has distributed all benefits of participants and their beneficiaries the provisions of
      Section 12.3 shall not apply to the Plan.

      (g) Frozen Plans. If the Plan becomes a Top Heavy Plan after contributions have ceased under the Plan but all assets have not been distributed to participants or their beneficiaries, the provisions of
      Section 12.3 shall apply to the Plan.


                             ARTICLE XIII.

                         Miscellaneous Provisions

    13.1 Employer Joinder. Any Commonly Controlled Entity may, with the approval of the Board of Directors and subject to such terms and conditions as the Board of Directors may prescribe, adopt the Plan and Trust Agreement.

    13.2 Company Merger. In the event that a corporation or other entity becomes a successor corporation to the Company or an Employer, by merger, consolidation, purchase or otherwise, such successor corporation shall be substituted hereunder for the Company or the Employer.

    13.3 Plan Merger. The Plan shall not merge or consolidate with, or transfer any aspects or liabilities to any other plan, unless each Participant would receive a benefit immediately after the merger, consolidation or transfer (if the Plan were then terminated) which is equal to or greater than the benefit he would have been entitled to immediately before the merger, consolidation, or transfer (if the Plan were then terminated).

    13.4 Indemnification. Each Employer shall indemnify and hold harmless each member of the Board of Directors, each member of the Management Committee, the Plan Administrator and, if the Trustees are one )r more individuals, the Trustees, and each officer and employee of an Employer to whom are delegated duties, responsibilities, and authority with respect to the Plan, from and against a.1 claims, liabilities, fines and penalties, and all expenses reasonably incurred by or imposed upon him (including, but not limited to, reasonable attorney fees) which arise as a result of his actions or failure to act in connection with the toleration and administration of the Plan to the extent lawfully allowable and to the extent that such claim, liability, fine, penalty, or expense is not paid for by liability insurance purchased or paid for by an Employer.

    Notwithstanding the for going, an Employer shall not indemnify any person for any such amount incurred through any settlement or compromise of any action unless the Employer consents in writing to such settlement or compromise.

    13.5 Unclaimed Amount. Unclaimed amounts shall consist of the amounts of the Accounts of a Participant which cannot be distributed because of the Management Committee's inability, after a reasonable search, to locate a Participant or his Beneficiary within a period of two (2) years after the payment of benefits becomes due Unclaimed amounts for a Plan Year shall become a Forfeiture and shall be allocated in accordance with Section 6.5 hereof within a reasonable time after the close of the Plan Year n which such two-year period shall end. If an unclaimed account is subsequently properly claimed by the Participant or the Participant's Beneficiary, said amount shall be paid to such Participant or Beneficiary, and shall be accounted formerly charging Forfeitures in the Plan Year such amount is paid and to the extent such Forfeitures are less than the amounts paid, as an expense of the Trust in the Plan Year in which paid

    13.6 Nonalienation of Benefits.

     (a) Benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, on or levy of any kind, either voluntary or involuntary, prior to actually being received by the person entitled under the terms of the Plan; and any attempt to anticipate, alienate, sell, edge, encumber, charge, garnish, otherwise dispose of any right to benefits payable hereunder, shall be void. The Trust Fund shall not be liable for, or subject to, the abilities, engagements or torts of any benefits hereunder.

    Ending Section 13.6(a), the Trustee shall comply with any order determined by the Management Committee to be a Qualified Domestic Relations Order as provided in Section 13.7.

    13.7 Qualified Domestic Relations Order.

     (a) "Qualified Domestic Relations Order" means any judgement, decree, or order (including approval of a property settlement agreement):

      (1) which is made pursuant to a state domestic relations law including a community property law), garnishment, execute voluntary or involuntary by the person entitled the Plan; and any a transfer, assign, execute on, levy or benefits payable he shall not in any debts, contracts, person entitled to

     (b) Notwithstanding

     (2) which relates to the provision of child support, payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant,

     (3) which creates or recognizes the existence of an alternate payee's right to receive all or a portion of the Participant's Accrued Benefit under the Plan, and

     (4) with respect to which the requirements of paragraphs (b) and (c) are met.

    (b) A domestic relations order can be a Qualified Domestic Relations order only if such order clearly specifies:

     (1) the name and the last known mailing address, if any, of the Participant and the name and mailing address of each alternate payee covered by the order,

     (2) the amount or percentage of the Participant's accrued Benefit to be paid by the Plan to each such alternate payee, or the manner in which such amount or percentage is to be determined,

     (3) the number of payments or period to which such order applies, and


     (4) each Plan to which such order applies.

      (c) A domestic relations order can be a Qualified Domestic Relations Order only if such order does not:

     (1) require the Plan to provide any type or form of benefit, or any option not otherwise provided under the Plan,

     (2) require the Plan to provide increased benefits determined on the basis of actuarial value, or

     (3) require the payment of benefits to an alternate payee which are required to be paid to another alternate payee under another order previously determined to be a Qualified Domestic Relations Order.

      (d) A domestic relations order shall not be treated as failing to meet the requirements of Section 13.7(c)(1) solely because such Order requires that payment of benefits be made to an alternate payee:

     (1) in the case of any payment before a Participant has had a Termination of Employment, on or after the earlier of:

      (A) the date on which the Participant is entitled to receive benefits under the Plan, or

      (B) the later of (i) the date the Participant attains age 50, or (ii) the earliest date on which the Participant could begin receiving benefits under the Plan if the Participant had a Termination of Employment,

     (2) as if the Participant had retired on the date on which payment is to begin under such order (but taking into account only the present value of the benefit actually accrued and not taking into account the present value of any employer subsidy for early retirement), and

     (3) in any form in which such benefits may be paid under the Plan to the Participant (other than in the form of a qualified joint and survivor annuity with respect t:) the alternate payee and his or her subsequent spouse).

      (e) To the extent provided in any Qualified Domestic Relations Order, the former spouse of a Participant shall be treated as the surviving spouse of such Participant for purposes of consenting to the naming of another Beneficiary to the extent provided in Section 8.3 and 8.10.

    13.8 Contract of Employment. Nothing contained herein shall be construed to constitute a contract of employment between an Employer and any Employee.

    13.9 Source of Benefits. All benefits payable under the Plan shall be paid or provided for solely from the Trust and the Employers assume no liability or responsibility therefore.

    13.10 Employees Trust. The Plan and Trust are created for the exclusive purpose of providing benefits to the Participants in the Plan and their Beneficiaries and defraying reasonable expenses of administering the Plan and Trust. The Plan and Trust shall be interpreted in a manner consistent with their being a Plan described n Section 401(a) of the Code and a Trust exempt under Section 501(a) of the Code. At no time shall the Trust Fund be diverted from the above purpose.

    13.11 Gender and Number. Except when the context indicates to the contrary, when used herein, masculine terms shall be deemed to include the feminine, and singular the plural.

    13.12 Headings. The headings of Articles and Sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

    13.13 Uniform and Non-Discriminatory Application Of Provisions. The provisions of this Plan shall be Interpreted and applied in a uniform and non-discriminatory manner with respect to all Participants, former Participants, and Beneficiaries.

    13.14 Invalidity of certain Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and tie Plan shall be construed and enforced as if such provisions, to the extent invalid or unenforceable had not been included.

    13.15 Law Governing. The Plan shall be construed and enforced according to the laws of Illinois other than its laws with respect to choice of law, to the extent not preempted by ERISA.

Executed this 20th day of September 1989.

OUTBOARD MARINE CORPORATION

BY:  JAMES C. CHAPMAN
     ----------------
     James C. Chapman

ATTEST: HOWARD MALOVANY
        ---------------
        Howard Malovany

                                     -59-